UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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WRIGHT EXPRESS CORPORATION

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April 23, 2010

Dear Fellow Stockholders,

You are invited to attend our 2010 annual meeting of stockholders. The meeting will be held on Friday, May 21, 2010, at 8:00 a.m., Eastern Time, at the Wright Express Long Creek campus in South Portland, Maine.

At the meeting we will:

•	elect two directors for three-year terms,

•	vote to approve the Wright Express Corporation 2010 Equity and Incentive Plan,

•	vote to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010, and

•	consider any other business properly coming before the meeting.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. As a stockholder of record, you can vote your shares by signing and dating the enclosed proxy card and returning it by mail in the enclosed envelope. If you decide to attend the annual meeting and vote in person, you may then revoke your proxy. If you hold your stock in “street name,” you should follow the instructions provided by your bank, broker or other nominee.

On behalf of the Board of Directors and the employees of Wright Express Corporation, we would like to express our appreciation for your continued interest in the Company.

Sincerely,

Michael E. Dubyak
CHAIRMAN OF THE BOARD,
PRESIDENT AND CHIEF EXECUTIVE OFFICER

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

April 23, 2010

The 2010 annual meeting of stockholders of Wright Express Corporation will be held on Friday, May 21, 2010, at 8:00 a.m., Eastern Time, at the Wright Express Corporation Long Creek Campus located at 225 Gorham Road, South Portland, Maine, 04106, to conduct the following items of business:

•	elect two directors for three-year terms,

•	vote to approve the Wright Express Corporation 2010 Equity and Incentive Plan,

•	vote to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010, and

•	consider any other business properly coming before the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 21, 2010:

The proxy statement and annual report to stockholders are available at http://ir.wrightexpress.com.

Stockholders who owned shares of our common stock at the close of business on March 23, 2010 are entitled to attend and vote at the meeting and any adjournment or postponement of the meeting. A complete list of registered stockholders will be available at least 10 days prior to the meeting at our offices located at 225 Gorham Road, South Portland, Maine, 04106.

By Order of the Board of Directors,

Hilary A. Rapkin
SENIOR VICE PRESIDENT,
GENERAL COUNSEL AND
CORPORATE SECRETARY

i

This proxy statement describes the proposals on which you may vote as a stockholder of Wright Express Corporation. It contains important information to consider when voting.

The Company’s board of directors, or the Board, is sending these proxy materials to you in connection with the Board’s solicitation of proxies. Our annual report to stockholders and our proxy materials were first mailed on or about April 23, 2010.

Your vote is important. Please complete, execute and promptly mail your proxy card as soon as possible even if you plan to attend the annual meeting.

VOTING YOUR SHARES

Stockholders who owned the Company’s common stock at the close of business on March 23, 2010, the record date, may attend and vote at the annual meeting. Each share is entitled to one vote. There were 38,507,739 shares of common stock outstanding on the record date.

How do I vote?

•	You may vote by mail if you hold your shares in your own name.

You do this by completing and signing your proxy card and mailing it in the enclosed prepaid and addressed envelope.

•	You may vote in person at the meeting.

We will pass out ballots to any record holder who wants to vote at the meeting. However, if you hold your shares in street name, you must request a proxy from your stockbroker in order to vote at the meeting. Holding shares in “street name” means you hold them through a brokerage firm, bank or other nominee, and as a result, the shares are not held in your individual name but through someone else.

If you hold your shares in “street name,” you should follow the instructions provided by your bank, broker or other nominee, including any instructions provided regarding your ability to vote by telephone or through the Internet.

How do I vote my shares held in the Wright Express Corporation Employee Savings Plan?

If you participate in our Wright Express Corporation Employee Savings Plan, commonly referred to as the “401(k) Plan,” shares of our common stock equivalent to the value of the common stock interest credited to your account under the plan will be voted automatically by the trustee in accordance with your instruction, if it is received by May 18, 2010. Otherwise, the share equivalents credited to your account will be voted by the trustee in the same proportion that it votes share equivalents for which it receives timely instructions from all plan participants.

Please refer to the “Information about Voting Procedures” section.

PROPOSALS TO VOTE ON

ITEM 1.	ELECTION OF DIRECTORS

Our nominees for director this year are:

•	Shikhar Ghosh

•	Kirk P. Pond

Each nominee is presently a director of the Company and has consented to serve a new three-year term.

We recommend a vote FOR these nominees.

ITEM 2.	APPROVAL OF THE WRIGHT EXPRESS CORPORATION 2010 EQUITY AND INCENTIVE PLAN

The Wright Express Corporation 2010 Equity and Incentive Plan, or the 2010 Plan, is being submitted to the Company’s stockholders in order that the Company may use it to maintain a competitive position in attracting, retaining and motivating key personnel. We describe why this is important in Appendix A to this proxy statement and have included the complete text of the 2010 Plan in Appendix B. If the 2010 Plan is not approved by our stockholders, no awards will be made under the 2010 Plan and we will need to develop other means of providing incentive compensation so we can continue to attract and retain talented directors, executives and other employees.

We recommend a vote FOR the approval of the Wright Express Corporation 2010 Equity and Incentive Plan.

ITEM 3.	RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2010

The Audit Committee of the Board has selected Deloitte & Touche LLP, or D&T, as the independent registered public accounting firm for the Company’s fiscal year 2010. Stockholder ratification of the appointment is not required under the laws of the State of Delaware, but the Audit Committee has decided to request that the stockholders ratify the appointment. A representative of D&T will be present at the meeting to answer appropriate questions from stockholders and will have the opportunity to make a statement on behalf of the firm, if he or she so desires.

If this proposal is not approved by our stockholders at the 2010 annual meeting, the Audit Committee will reconsider its selection of D&T. Even if the selection is ratified, the Audit Committee may, in its discretion, select a different registered public accounting firm at any point during the year if it determines that making a change would be in the best interests of the Company and our stockholders.

We recommend a vote FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm.

OTHER BUSINESS

We know of no other business to be considered at the meeting and the deadline for stockholders to submit proposals or nominations has passed. However, if:

•	other matters are properly presented at the meeting, or at any adjournment or postponement of the meeting, and

•	you have properly submitted your proxy,

then Michael E. Dubyak or Melissa D. Smith will vote your shares on those matters according to his or her best judgment.

THE BOARD OF DIRECTORS

BOARD LEADERSHIP

Our Board is led by our Chairman, Mr. Dubyak, who is also our President and Chief Executive Officer. The Chairman leads all meetings of the Board at which he is present, sets meeting schedules and agendas and manages information flow to the Board to ensure appropriate understanding and discussion regarding matters of interest or concern to the Board. The Chairman also has such additional powers and performs such additional duties consistent with organizing and leading the actions of the Board as may be prescribed.

In addition to our Chairman, the Board has appointed Dr. Moriarty as our Vice Chairman and Lead Director. Dr. Moriarty chairs meetings of the independent directors in executive session and chairs any meetings at which the Chairman is not present. In addition, he facilitates communications between other members of the Board and the Chairman. The Lead Director is authorized to call meetings of the independent directors and is available to consult with any of the Company’s senior executives regarding any concerns an executive may have. Dr. Moriarty also aids in the preparation of meeting agendas and is authorized to meet with stockholders as a representative of the independent directors.

Our Board believes that having one person serve as chairman and chief executive officer allows that individual to use his substantial knowledge gained from both roles to lead the Company most effectively and to provide strong and consistent leadership, without risking overlap or conflict of roles. Our chief executive officer is also more familiar with our business and strategy than an independent, non-employee Chairman would be and is thus better positioned to focus the Board’s agenda on the key issues facing the Company. Our Board further believes that with the appointment of Dr. Moriarty as our Vice Chairman and Lead Director, the Board has in place a leadership structure that provides an independent view of governance and business-related matters for both stockholders and other parties.

THE BOARD’S ROLE IN RISK OVERSIGHT

Our Board oversees our risk management processes directly and through a risk management program overseen by the Company’s Senior Vice President, General Counsel and Corporate Secretary, who reports directly to the Chief Executive Officer. Risks are identified and prioritized by management, and each prioritized risk is then referred by the full Board to a Board committee for oversight. In general, our Board oversees risk management activities relating to business strategy, acquisitions, capital allocation, organizational structure and certain operational risks; our Audit Committee oversees risk management activities related to financial controls, legal and compliance risks and other risks as outlined in its charter; our Compensation Committee oversees risk management activities relating to the Company’s compensation policies and practices and management succession planning; and our Corporate Governance Committee oversees risk management activities relating to Board composition and governance issues. In addition, the Board receives periodic assessments, as necessary, from each committee with regard to its respective oversight activities and annually reviews the Company’s risk management program as a whole.

MEMBERS OF THE BOARD OF DIRECTORS

Regina O. Sommer Age 52 Class I Director Since 2005 Term Expires 2012	From January 2002 until March 2005, Ms. Sommer served as Vice President and Chief Financial Officer of Netegrity, Inc., a leading provider of security software solutions, which was acquired by Computer Associates International, Inc. in November 2004. Since March 2005, Ms. Sommer has been a financial and business consultant. From October 1999 to April 2001, Ms. Sommer was Vice President and Chief Financial Officer of Revenio, Inc., a privately-held customer relationship management software company. Ms. Sommer was Senior Vice President and Chief Financial Officer of Open Market, Inc., an Internet commerce and information publishing software firm, from 1997 to 1999 and Vice President and Chief Financial Officer from 1995 to 1997. From 1989 to 1994, Ms. Sommer was Vice President at The Olsten Corporation and Lifetime Corporation, providers of staffing and healthcare services. From 1980 to 1989, Ms. Sommer served in various positions from staff accountant to senior manager at PricewaterhouseCoopers, LLP. Ms. Sommer has served on the Board of SoundBite Communications, Inc. since 2006, where she is the chair of the Audit Committee and a member of the Compensation Committee. SoundBite is a leading provider of automated voice messaging solutions that are delivered through a software as a service model. Ms. Sommer has been a member of the Board of ING Direct since 2008, the largest direct bank in the United States, where she serves as a member of the Audit, Risk Oversight & Investment and the Governance & Conduct Review Committees. In addition, she has sat on the board of Insulet Corporation since 2008, a publicly held provider of an insulin infusion system for people with insulin-dependent diabetes. She also serves on Insulet’s Audit Committee and Nominating Committee.

The Board concluded that Ms. Sommer is well suited to serve as a director of the Company because of her experience as the chief financial officer of two publicly-traded companies. In addition, she brings significant financial expertise across a broad range of industries relevant to the Company’s business, including banking, software development and auditing.

Jack VanWoerkom Age 56 Class I Director Since 2005 Term Expires 2012	In June 2007, Mr. VanWoerkom joined The Home Depot, Inc., a home improvement retailer, as Executive Vice President, General Counsel and Corporate Secretary. Previously, Mr. VanWoerkom served as Executive Vice President, General Counsel and Secretary of Staples, Inc., an office supply retailer, from March 2003 to June 2007. Before that, Mr. VanWoerkom was Senior Vice President, General Counsel and Secretary of Staples from March 1999 to March 2003.

The Board concluded that Mr. VanWoerkom is well suited to serve as a director of the Company because of his experience with international operations, corporate governance and corporate transactions.

George L. McTavish Age 68 Class I Director Since 2007 Term Expires 2012	Since October 2004, Mr. McTavish has served as the Chairman and CEO of Source Medical Corporation, an outpatient information solutions and services provider for ambulatory surgery centers and rehabilitation clinics. Before joining Source Medical, Mr. McTavish served as Chairman and CEO of BenView Capital, a private investment company from December 2001 until October 2004. Prior to BenView, Mr. McTavish was a full-time consultant for Welsh Carson Anderson & Stowe, an investment buy-out firm in New York City. From 1987 to 1997, Mr. McTavish was Chairman and CEO of Comdata, a provider of information services, financial services and software to the transportation industry. Following the acquisition of Comdata Corporation by Ceridian Corporation in 1995, he was also named as an EVP of Ceridian. He had joined Comdata after serving as chairman and CEO of Hogan Systems, a provider of enterprise software systems to the banking and financial services industries. Mr. McTavish is also a member of the board of directors of several private businesses.

The Board concluded that Mr. McTavish is well suited to serve as a director of the Company because of his experience as the Chairman and CEO of an information services company and experience as the CEO of several large organizations.

Shikhar Ghosh Age 52 Class II Director Since 2005 Term Expires 2010	Since August 2008, Mr. Ghosh has been a Senior Lecturer in the Entrepreneurial Management Unit of Harvard Business School. From June 2006 until December 2007, Mr. Ghosh was the CEO of Risk Syndication for the Kessler Group, where he enabled bank clients and their endorsing partners to market credit cards. Mr. Ghosh is also currently the Chairman of three venture-backed companies, Rave Wireless, Inc., Skyhook Wireless and BzzAgent and serves on the board of aliaswire. Rave Wireless builds mobile applications for universities, Skyhook is developing a national positioning system based on WiFi technology and BzzAgent develops word-of-mouth marketing campaigns using the Internet. From June 1999 to June 2004, Mr. Ghosh was Chairman and Chief Executive Officer of Verilytics Technologies, LLC, an analytical software company focused on the financial services industry. In 1993, Mr. Ghosh founded Open Market, Inc., an Internet commerce and information publishing software firm. From 1988 to 1993, Mr. Ghosh was the chief executive officer of Appex Corp., a technology company that was sold to Electronic Data Systems Corporation in 1990. From 1980 until 1988, Mr. Ghosh served in various positions with The Boston Consulting Group, and was elected as a worldwide partner and a director of the firm in 1988.

The Board concluded that Mr. Ghosh is well suited to serve as a director of the Company because of his experience with various technology-related ventures and record of founding companies that have operated in emerging markets.

Kirk P. Pond Age 65 Class II Director Since 2005 Term Expires 2010	From June 1996 until May 2005, Mr. Pond was the President and Chief Executive Officer of Fairchild Semiconductor International, Inc., one of the largest independent, international semiconductor companies. He was the Chairman of the Board of Directors of that company from March 1997 until June 2006 and retired from its board in May 2007. Prior to Fairchild Semiconductor’s separation from National Semiconductor, Mr. Pond had held several executive positions with National Semiconductor, including Executive Vice President and Chief Operating Officer and was in the office of the President. Mr. Pond had also held executive management positions with Texas Instruments and Timex Corporation. Mr. Pond is also a former director of the Federal Reserve Bank of Boston. Mr. Pond has been a director of Brooks Automation, Inc., a leading worldwide provider of automation solutions and integrated subsystems to the global semiconductor and related industries, since 2007. Mr. Pond was also a director of Axcelis in February 2006.

The Board concluded that Mr. Pond is well suited to serve as a director of the Company because of his experience directing a large, publicly traded company with international operations and experience with the technology industry.

Rowland T. Moriarty Age 63 Class III Director Since 2005 Term Expires 2011	Dr. Moriarty served as the non-executive Chairman of the Board of Directors of Wright Express Corporation from 2005 until May 2008 and has served as the Vice Chairman and Lead Director since May 2008. He has been Chairman and Chief Executive Officer of Cubex Corporation, a privately-held consulting company, since 1992. From 1981 to 1992, Dr. Moriarty was a professor of business administration at Harvard Business School. Dr. Moriarty has served on the Boards of Directors of Staples, Inc., an office products company, CRA International, Inc., an economic, financial and management consulting services firm and Virtusa Corporation, a global information technology services company, since 1986, 1986 and July 2006, respectively. He also served as a director of Trammell Crow Company from December 1997 until December 2007.

The Board concluded that Mr. Moriarty is well suited to serve as a director of the Company because of his experience across a broad spectrum of industries gained as the chairman of CRA International, Inc., as well as his experience as a member of the board of directors of other publicly-traded companies.

Michael E. Dubyak Age 59 Class III Director Since 2005 Term Expires 2011	Mr. Dubyak has served as our President and Chief Executive Officer since August 1998 and was elected as Chairman of the Board of Directors in May 2008. From November 1997 to August 1998, Mr. Dubyak served as our Executive Vice President of U.S. Sales and Marketing. From January 1994 to November 1997, Mr. Dubyak served us in various senior positions in marketing, marketing services, sales, business development and customer service. From January 1986 to January 1994, he served as our Vice President of Marketing. Mr. Dubyak has more than 30 years of experience in the payment processing, information management services and vehicle fleet and fuel industries.

The Board concluded that Mr. Dubyak is well suited to serve as a director of the Company because of his long experience with the Company and knowledge of the fleet card and payment processing industries.

Ronald T. Maheu Age 67 Class III Director Since 2005 Term Expires 2011	Mr. Maheu retired in July 2002 from PricewaterhouseCoopers, where he was a senior partner from 1998 to July 2002. Since 2002, Mr. Maheu has been a financial and business consultant. Mr. Maheu was a founding member of Coopers & Lybrand’s board of partners. Following the merger of Price Waterhouse and Coopers & Lybrand in 1998, Mr. Maheu served on both the U.S. and global boards of partners and principals of PricewaterhouseCoopers until June 2001. Since January 2003, Mr. Maheu has served on the Board of Directors and serves on the Audit, Executive and Governance Committees of CRA International, Inc., an international consulting firm headquartered in Boston, Massachusetts. Mr. Maheu also serves on the Board of Directors and the Audit Committee of Virtusa Corporation, a global information technology services company. Mr. Maheu is also a certified public accountant.

The Board concluded that Mr. Maheu is well suited to serve as a director of the Company because of his experience with public accounting and subsequent experience as a member of the board of directors of several publicly-traded companies.

NUMBER OF DIRECTORS AND TERMS

Our certificate of incorporation provides that our Board shall consist of such number of directors as is fixed by our By-Laws. Our By-Laws provide that our Board shall consist of such number of directors as from time to time is fixed exclusively by resolution of the Board. Currently, the Board has fixed the size of the Board at eight directors, who serve staggered terms as follows:

•	each director who is elected at an annual meeting of stockholders serves a three-year term and until such director’s successor is duly elected and qualified, subject to such director’s earlier death, resignation or removal,

•	the directors are divided into three classes,

•	the classes are as nearly equal in number as possible, and

•	the term of each class begins on a staggered schedule.

BOARD AND COMMITTEE MEETINGS

The Board held eight meetings in 2010 and each director attended at least 75 percent of all Board and applicable committee meetings. Our independent directors meet in executive session at each regularly scheduled in-person Board meeting. As provided in our Corporate Governance Guidelines, we expect directors to attend the annual meeting of stockholders. All of our directors attended the 2009 annual meeting of stockholders.

Our Board has created the following committees:

NAME OF COMMITTEE		NUMBER OF
AND MEMBERS	COMMITTEES OF THE BOARD OF DIRECTORS	MEETINGS IN 2009

Audit
Ronald T. Maheu (Chair) Regina O. Sommer George L. McTavish	The Audit Committee must be comprised of at least three directors appointed by a majority of the Board. The Audit Committee oversees our accounting and financial reporting processes, as well as the audits of our financial statements and internal control over financial reporting. All members of the Audit Committee are independent under the rules of the New York Stock Exchange, or the NYSE, and the applicable rules of the Securities and Exchange Commission, or the SEC. In addition, each member of the Audit Committee is required to have the ability to read and understand fundamental financial statements. Unless determined otherwise by the Board, the Audit Committee shall have at least one member who qualifies as an “audit committee financial expert” as defined by the rules of the SEC. Our Board has determined that Mr. Maheu qualifies as an “audit committee financial expert.”	11
Compensation
Kirk P. Pond (Chair) Shikhar Ghosh Regina O. Sommer	The Compensation Committee must be comprised of at least two directors appointed by a majority of the Board. The Compensation Committee oversees the administration of our equity incentive plans and certain of our benefit plans, reviews and administers all compensation arrangements for executive officers and our Board and establishes and reviews general policies relating to the compensation and benefits of our officers and employees. All members of the Compensation Committee are independent under the rules of the NYSE.	4
Corporate Governance
Jack VanWoerkom (Chair) Shikhar Ghosh Rowland T. Moriarty Kirk P. Pond	The Corporate Governance Committee is comprised of that number of directors as our Board shall determine. Currently, there are four directors serving on the committee. The Corporate Governance Committee’s responsibilities include identifying and recommending to the Board appropriate director nominee candidates and providing oversight with respect to corporate governance matters. All members of the Corporate Governance Committee are independent under the rules of the NYSE.	4

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of our Compensation Committee (the members of which are listed in the table in the “Board and Committee Meetings” section) is or was one of our or our subsidiaries’ former officers or employees. During 2009, there were no Compensation Committee interlocks as required to be disclosed under SEC rules.

DIRECTOR COMPENSATION

In 2010, the compensation committee requested that DolmatConnell & Partners, Inc. (DC&P) review our director compensation plan and provide the committee with recommendations on any changes to meet the following objectives of the compensation plan:

•	Attract and retain directors

•	Reward our directors for the investment of time they make to support our Company

•	Align director compensation with stockholder interests

The committee reviewed DC&P’s analysis and agreed that no changes to the Wright Express Corporation Non-Employee Director Compensation Plan were necessary to meet the above objectives.

The plan splits the director retainer between cash and equity as shown below to meet our objectives of attracting and retaining directors while aligning director compensation with stockholder interests.

Compensation(1)(2)

Annual lead director cash retainer (3)	$52,700
Annual lead director equity retainer (3)(4)	$102,300
Annual director cash retainer	$35,000
Annual director equity retainer (4)	$70,000
Board and committee attendance fee (5)	$2,000
M&A Committee cash retainer	$16,000
Audit Committee chair cash retainer	$25,000
Compensation Committee chair cash retainer	$12,000
Corporate Governance Committee chair cash retainer	$12,000
M&A Committee chair cash retainer	$15,000
New director equity grant (4)	$50,000

(1)	Members of our Board who are also our employees do not receive compensation for serving as a director.

(2)	In recognition of the challenging economic conditions the Company faced in 2009, the Compensation Committee recommended, and the Board approved, a five percent reduction in all cash compensation paid to members of the Board effective in March 2009. As of January 1, 2010, the Board has reverted to the terms of the Wright Express Corporation Non-Employee Director Compensation Plan listed above.

(3)	The lead director receives the cash retainer and equity grant associated with being the lead director and does not receive payment of the annual director cash retainer and annual director equity retainer.

(4)	Equity retainers and grants are granted at the time of the annual stockholders’ meeting. The number of restricted stock units granted is determined by dividing the amount shown above by the then current stock price. Such restricted stock units, or RSUs, vest ratably over a three year period.

(5)	Members of the M&A committee receive no committee attendance fees.

Non-Employee Directors Deferred Compensation Plan

Director Compensation

	Fees Earned or	Stock
	Paid in Cash (1)	Awards (2)	Total
Name	($)	($)	($)

Shikhar Ghosh	61,750	69,980	131,730
Ronald Maheu	91,200	69,980	161,180
George McTavish	82,650	69,980	152,630
Rowland Moriarty	123,700	102,282	225,982
Kirk Pond	73,150	69,980	143,130
Regina Sommer	75,050	69,980	145,030
Jack VanWoerkom	63,650	69,980	133,630

(1)	This column reflects cash fees as well as retainer fees paid in deferred stock units to Mr. Ghosh and Mr. McTavish in 2009. The aggregate number of deferred stock units outstanding as of December 31, 2009 for Mr. Ghosh was 14,582 and Mr. McTavish was 9,184. To determine the number of deferred stock units a director receives, the total amount of cash earned is divided by the closing price of Wright Express stock on the date of the award. All amounts deferred result in deferred stock units equal in value to the closing price of Wright Express common stock on each of the pricing dates, which are as follows: $22.75 on May 1, 2009; $28.28 on July 31, 2009; $27.91 on October 30, 2009; and $29.25 on February 12, 2010. The February 12, 2010 award was for fees earned in the fourth quarter of 2009.

(2)	This column is the fair value of stock awards granted in 2009. The fair values of these awards were determined in accordance with accounting standards. For the Board of Directors, the Compensation Committee had decided to use the closing price of our common stock as reported by the New York Stock Exchange on the day that the award is granted as the fair market value of the common stock. The aggregate number of RSUs outstanding for each director as of December 31, 2009, inclusive of the RSUs granted May 15, 2009, and exclusive of the RSUs which vested on May 16, 2009, is as follows: Mr. Ghosh — 5,270; Mr. Maheu — 5,270; Mr. McTavish — 6,295; Dr. Moriarty — 8,184; Mr. Pond — 5,270; Ms. Sommer — 5,270; and Mr. VanWoerkom — 5,270.

The following table indicates the full grant date fair value of stock awards made during 2009 to certain directors.

Grant Date Fair Values

	May 1st	July 31st	October 30th	February 12th	May 15th
	DSUs	DSUs	DSUs	DSUs	RSUs
Name	($)	($)	($)	($)	($)

Shikhar Ghosh	17,791	15,865	13,983	13,982	69,980
Ronald Maheu	—	—	—	—	69,980
George McTavish	27,300	19,655	17,779	17,755	69,980
Rowland Moriarty	—	—	—	—	102,282
Kirk Pond	—	—	—	—	69,980
Regina Sommer	—	—	—	—	69,980
Jack VanWoerkom	—	—	—	—	69,980

NON-EMPLOYEE DIRECTOR OWNERSHIP GUIDELINES

On September 7, 2006, the Committee established and approved equity ownership guidelines for all non-employee directors. “Equity” for the purpose of these guidelines is defined to include shares of the Company’s common stock, vested restricted stock units and deferred stock units. Under the guidelines of the equity ownership program, all directors are expected to own equity equal in value to at least three times each director’s annual director cash retainer. The Compensation Committee assesses progress against the guidelines each year on July 31. Directors have three years from July 31, 2007, or, if later, three years following their appointment to the Board, to achieve this level of ownership. All of our non-executive directors exceed the holdings in the guidelines.

PRINCIPAL STOCKHOLDERS

This table shows common stock that is beneficially owned by our directors, our chief executive officer, our chief financial officer and our next three most highly compensated executive officers as of December 31, 2009, whom we refer to as our “named executive officers,” and all persons known to us to own 5 percent or more of the outstanding Company common stock, as of March 9, 2010.

AMOUNT AND NATURE OF SHARES BENEFICIALLY OWNED

			Total	Percent of
	Common Stock	Right To	Securities	Outstanding
Name and Address(1)	Owned(2)	Acquire(3)	Owned(4)	Shares

Principal Stockholders:
Fidelity Management & Research Company(5)	2,851,446	—	2,851,446	7.5%
82 Devonshire Street Boston, MA 02109
Blackrock Inc.(6)	2,807,978	—	2,807,978	7.3%
40 East 52nd Street New York NY 1022
TimesSquare Capital Management, LLC(7)	2,770,161	—	2,770,161	7.2%
1177 Avenue of the Americas — 39th Floor New York, NY 10036
Keeley Asset Management Corp.(8)	2,432,630	—	2,432,630	6.4%
401 South LaSalle Street Chicago, IL 60605
Neuberger Berman Inc.(9)	2,143,248	—	2,143,248	5.6%
605 Third Avenue New York, NY 10158
Executive Officers and Directors:
Michael E. Dubyak (10)	137,614	71,799	209,413	*
Melissa D. Smith	35,769	25,063	60,832	*
David D. Maxsimic	29,077	27,399	56,476	*
Hilary Rapkin	11,244	13,524	24,768	*
Robert Cornett	16,792	13,793	30,585	*
Shikhar Ghosh	—	—	—	*
Ronald T. Maheu	2,174	—	2,174	*
George L. McTavish	4,000	—	4,000	*
Rowland T. Moriarty (11)	99,304	—	99,304	*
Kirk P. Pond (12)	21,374	—	21,374	*
Regina O. Sommer	6,474	—	6,474	*
Jack VanWoerkom	3,174	—	3,174	*
Directors and Executive Officers as a Group (16 Persons) (13)	380,917	180,472	561,389	1.5%

*	Less than 1%

(1)	Unless otherwise noted, the business address for the individual is care of Wright Express Corporation, 97 Darling Avenue, South Portland, ME 04106.

(2)	Unless otherwise noted, includes shares for which the named person has sole voting and investment power or has shared voting and investment power with his or her spouse. Excludes shares that may be acquired through stock option exercises or that are restricted stock unit holdings. This column does not include the following number of shares which will be acquired by our non-employee directors 200 days after their retirement from our Board: 16,756 shares by Mr. Ghosh; 9,023 shares by Mr. Maheu;

12,382 shares by Mr. McTavish; 11,999 shares by Dr. Moriarty; 6,498 shares by Mr. Pond; 6,564 shares by Ms. Sommer, and 6,606 shares by Mr. VanWoerkom. All shares identified in this column are held through brokerage accounts and are believed to be pledged as security.

(3)	Includes shares that can be acquired through stock option exercises or the vesting of restricted stock units through May 9, 2010. Excludes shares that may not be acquired until on or after May 9, 2010.

(4)	Includes common stock and shares that can be acquired through stock option exercises or the vesting of restricted stock units through May 9, 2010.

(5)	This information was reported on a Schedule 13G filed by Fidelity Management & Research Company (“Fidelity”) and Edward C. Johnson 3d with the SEC on February 16, 2010. The Schedule 13G reported that Fidelity has sole voting power over 621,103 shares. Fidelity has sole power to dispose of 2,851,446 shares, including 2,851,446 shares over which Edward C. Johnson 3d has sole dispositive power. The percentage reported is based on the assumption that Fidelity and Edward C Johnson 3d, has beneficial ownership of 2,851,446 shares of common stock on March 9, 2010.

(6)	This information was reported on a Schedule 13G filed by Blackrock Inc. (“Blackrock”) with the SEC on January 20, 2010. The Schedule 13G reported that Blackrock has sole voting power over 2,807,978 shares and has sole power to dispose of 2,807,978 shares. The percentage reported is based on the assumption that Blackrock has beneficial ownership of 2,807,978 shares of common stock on March 9, 2010.

(7)	This information was reported on a Schedule 13G/A filed by TimesSquare Capital Management, LLC (“TimesSquare”) with the SEC on February 8, 2010. The Schedule 13G/A reported that TimesSquare has sole voting power over 2,440,761 shares and sole power to dispose of 2,770,161 shares. The percentage reported is based on the assumption that TimesSquare holds 2,770,761 shares of common stock on March 9, 2010.

(8)	This information was reported on a Schedule 13G/A filed by Keeley Asset Management Corp. (“Keeley”) with the SEC on February 5, 2010. The Schedule 13G/A reported that Keeley has sole voting power over 2,346,770 shares and sole power to dispose of 2,432,630 shares. The percentage reported is based on the assumption that Keeley holds 2,432,630 shares of common stock on February 5, 2010.

(9)	This information was reported on a Schedule 13G/A filed by Neuberger Berman Inc. and Neuberger Berman, LLC with the SEC on February 16, 2010. The Schedule 13G/A reported that each has sole voting power over 1,655,879 shares and shared dispositive power over 2,143,248 shares. The percentage reported is based on the assumption that each has beneficial ownership of 2,143,248 shares of common stock on March 9, 2010.

(10)	Includes 19,365 shares of common stock held in a grantor retained annuity trust for which Mr. Dubyak is the trustee and beneficiary.

(11)	Includes 25,500 shares held indirectly through Rubex, LLC. Dr. Moriarty is the Chief Investment Officer and Managing Member of Rubex, LLC and disclaims beneficial ownership of those shares except to the extent of his interest in them.

(12)	Includes 2,500 shares held indirectly through the Pond Family Foundation; 700 shares held indirectly through the Loretta A. Pond Trust; and 3,000 shares held by Mr. Pond’s spouse. Mr. Pond disclaims beneficial ownership of those shares except to the extent of his pecuniary interest in them.

(13)	In addition to the officers and directors named in this table, four other executive officers are members of this group.

DIRECTOR INDEPENDENCE

We have considered the independence of each member of the Board. To assist us in our determination, we reviewed NYSE requirements and our general guidelines for independence, which are part of our corporate governance guidelines.

To be considered independent: (1) a director must be independent as determined under Section 303A.02(b) of the NYSE Listed Company Manual and (2) in the Board’s judgment, the director must not have a material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company).

The Board has established guidelines to assist it in determining whether a director has a material relationship with the Company. Under these guidelines, a director will not be considered to have a material relationship with the Company if (1) he or she is independent as determined under Section 303A.02(b) of the NYSE Listed Company Manual and (2) he or she: (i) serves as an executive officer of another company which is indebted to the Company, or to which the Company is indebted, provided that the total amount of either company’s indebtedness to the other is less than one percent of the total consolidated assets of the company he or she serves as an executive officer; (ii) serves as an officer, director or trustee of a tax exempt organization, provided that the Company’s discretionary contributions to such organization are less than the greater of $1 million or 2 percent of that organization’s consolidated gross revenues; or (iii) serves as a director of another company with which the Company engages in a business transaction or transactions, provided that the director owns less than 5 percent of the equity interests of such other company and recuses himself or herself from deliberations of the Board with respect to such transactions. In addition, ownership of a significant amount of the Company’s stock, by itself, does not constitute a material relationship. For relationships not covered by the guidelines set forth above, the determination of whether a material relationship exists shall be made by the other members of the Board of Directors who are independent as defined above.

Based on our guidelines and NYSE corporate governance standards, we have determined that the following directors are independent: Shikhar Ghosh, Ronald T. Maheu, George L. McTavish, Rowland T. Moriarty, Kirk P. Pond, Regina O. Sommer and Jack VanWoerkom.

DIRECTOR NOMINATIONS

The Corporate Governance Committee is composed entirely of independent directors as determined by the Board in accordance with its independence guidelines and the listing standards of the NYSE. Among the committee’s responsibilities is recommending candidates for nomination to the Board. In that capacity, the Corporate Governance Committee, with Mr. Ghosh abstaining, recommended Mr. Ghosh for election by our stockholders and, with Mr. Pond abstaining, recommended Mr. Pond for election. Messrs. Ghosh and Pond have served as members of our Board since February 2005.

The Corporate Governance Committee will consider candidates nominated by stockholders for next year’s meeting in the same manner as candidates nominated by the Corporate Governance Committee. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then that nominee’s name will be included in the proxy card for the next annual meeting. Our stockholders also have the right under our By-Laws to directly nominate director candidates and should follow the procedures outlined in the answer to the question section entitled “How do I submit a stockholder proposal, including suggesting a candidate for nomination as a director to the Corporate Governance Committee, for next year’s annual meeting?”

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received not earlier than January 21, 2011 nor later than February 20, 2011. However, in the event that the annual meeting is called for a date that is not within 25 days before or after May 21, 2011, notice by the stockholder must be received no earlier than 120 days prior to the annual meeting and no later than the later of the 90th day prior to the annual meeting or the tenth day following the day on which notice of the date of the annual meeting is mailed or publicly disclosed.

Stockholder nominations must be addressed to:

Wright Express Corporation
Attention: Corporate Secretary
97 Darling Avenue
South Portland, ME 04106

Director Qualifications

The qualifications for directors are described in our Corporate Governance Guidelines and the guidelines for evaluating director nominees are in the Corporate Governance Committee’s charter, each of which is available on our website. In addition, the Corporate Governance Committee believes that a nominee for the position of director must meet the following specific, minimum qualifications:

•	Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.

•	Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company.

•	Nominees should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees.

•	Nominees should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders.

•	Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Company’s stockholders and to fulfill the responsibilities of a director.

Our Corporate Governance Committee does not have a formal policy with respect to diversity, but believes that our Board, taken as a whole, should embody a diverse set of skills, experiences and backgrounds. In this regard, the Committee takes into consideration the diversity, with respect to gender, race and national origin, of our Board members. In addition, our Corporate Governance Committee’s charter provides that nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis prescribed by law.

Application of Criteria to Existing Directors

The re-nomination of existing directors is not viewed as automatic, but is based on continuing qualification under the criteria listed above. In addition, the Corporate Governance Committee considers the existing directors’ performance on the Board and any committee, which shall include consideration of the extent to which the directors undertook continuing director education.

The backgrounds and qualifications of the directors considered as a group are to provide a significant breadth of experience, knowledge and abilities in order to assist the Board in fulfilling its responsibilities. The rationale for the Company’s determination that each director is well suited to serve on the Board is specified with his or her respective biographical entry under the “Members of the Board of Directors” section of this proxy statement.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board believes that the Chief Executive Officer and his designees speak for the Company. Individual Board members may, from time to time, meet or otherwise communicate with various constituencies who are involved with the Company. It is, however, expected that Board members would do so with the knowledge of and, absent unusual circumstances or as contemplated by the committee charters, only at the request of the Company’s senior executives.

The Board will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by the committee charters, the Vice Chairman and Lead Director shall, subject to advice and assistance from the General Counsel, (1) be primarily responsible for monitoring communications from stockholders and other interested parties, and (2) provide copies or summaries of such communications to the other directors as he considers appropriate.

If you wish to communicate with the Board or the independent members of the Board, you may send your communication in writing to:

Independent Director Communication
Wright Express Corporation
Attention: Corporate Secretary
97 Darling Avenue
South Portland, ME 04106

You should include your name and address in the written communication and indicate whether you are a stockholder.

Governance Disclosures on Our Website

Complete copies of our corporate governance guidelines, committee charters and code of conduct are available on the Corporate Governance section of our website, at www.wrightexpress.com. In accordance with NYSE rules, we may also make disclosure of the following on our website:

•	the identity of the presiding director at meetings of independent directors;

•	the method for interested parties to communicate directly with the presiding director or with the independent directors as a group;

•	the identity of any member of our audit committee who also serves on the audit committees of more than three public companies and a determination by our Board that such simultaneous service will not impair the ability of such member to effectively serve on our audit committee; and

•	contributions by us to a tax exempt organization in which any independent director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million or 2% of such tax exempt organization’s consolidated gross revenues.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

AUDIT COMMITTEE REPORT

The board of directors appointed us as an audit committee to monitor the integrity of Wright Express’ consolidated financial statements, its system of internal controls and the independence and performance of its internal audit department and independent registered public accounting firm. As an audit committee, we select the independent registered public accounting firm.

We are governed by a written charter adopted by the Board, which is available through the Investor Relations page of the Company’s website at www.wrightexpress.com.

Our committee consisted of three non-employee directors at the time that the actions of the committee described in this report were undertaken. Each member of the audit committee is “independent” within the meaning of the New York Stock Exchange rules and the Securities Exchange Act of 1934. Wright Express’ management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Wright Express’ independent registered public accounting firm is responsible for auditing those financial statements and for reporting on the effectiveness of our system of internal controls. Our responsibility is to monitor and review these processes. However, we are not professionally engaged in the practice of accounting or auditing. We have relied, without independent verification, on the information provided to us and on the representations made by Wright Express’ management and independent registered public accounting firm.

In fulfilling our oversight responsibilities, we discussed with representatives of Deloitte & Touche LLP, the independent registered public accounting firm for fiscal year 2009, the overall scope and plans for their audit of the consolidated financial statements for fiscal year 2009. We met with them, with and without Wright Express management present, to discuss the results of their examinations, their evaluations of the Company’s internal control over financial reporting and the overall quality of Wright Express’ financial reporting. We reviewed and discussed the audited consolidated financial statements for fiscal year 2009 with management and the independent registered public accounting firm.

We also reviewed the report of management contained in the Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC, as well as the Report of Independent Registered Public Accounting Firm included in the annual report on Form 10-K related to their audit of (i) the consolidated financial statements and (ii) the effectiveness of internal control over financial reporting. We continue to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal 2010.

We discussed with the independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board, including a discussion of Wright Express’ accounting principles, the application of those principles, and the other matters required to be discussed with audit committees under generally accepted auditing standards.

In addition, we received from the independent registered public accounting firm the letter and the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board, and discussed the disclosures with them, as well as other matters relevant to their independence from management and Wright Express. In evaluating the independence of our independent registered public accountant, we considered whether the services they provided beyond their audit of the consolidated financial statements were compatible with maintaining their independence. We also considered the amount of fees they received for audit and non-audit services.

Based on our review and these meetings, discussions and reports, we recommended to the board of directors that the audited consolidated financial statements for fiscal year 2009 be included in the Annual Report on Form 10-K.

THE AUDIT COMMITTEE

Ronald T. Maheu, Chair
Regina O. Sommer
George L. McTavish

AUDITOR SELECTION AND FEES

Auditor Selection

The Audit Committee has selected D&T as the Company’s independent registered public accountant for the 2010 fiscal year. D&T has served as the Company’s independent registered public accountants since our initial public offering.

Audit Fees

The following is a description of the fees billed to the Corporation by D&T for the years ended December 31, 2009 and 2008:

	December 31,
	2008	2009

Audit Fees(1)	$1,186,101	$1,174,818
Audit-Related Fees(2)	143,837	86,372
Tax Fees	—	—
All Other Fees	—	—

Total	$1,329,938	$1,261,190

(1)	These are the aggregate fees for professional services by D&T in connection with their audits of the annual financial statements, included in the annual report on Form 10-K, reviews of the financial statements included in quarterly reports on Forms 10-Q and audits of our internal control over financial reporting.

(2)	These are the aggregate fees for professional services by D&T in connection with the audit of the Wright Express Employee Savings Plan and their assistance in providing accounting services on completed and potential acquisitions.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy regarding pre-approval of audit and non-audit services performed by D&T. According to the policy, the Audit Committee shall pre-approve all audit services to be provided to the Company, whether provided by the principal independent registered public accountant or other firms, and all other permitted services (review, attest and non-audit) to be provided to the Company by the independent registered public accountant; provided, however, that de minimis permitted non-audit services may instead be approved in accordance with applicable SEC rules. The independent registered public accountant is not authorized to provide any prohibited non-audit services (as defined in Rule 2-01(c)(4) of Regulation S-X). The Chairman of the Audit Committee has the authority to pre-approve any permitted services on behalf of the Audit Committee and shall notify the full committee of such approval at its next meeting.

Since our initial public offering on February 16, 2005, the Audit Committee has pre-approved all of the services performed by D&T.

EXECUTIVE OFFICERS

Non-Director Members of the Executive Management Team

Melissa D. Smith Age 41 Chief Financial Officer and Executive Vice President, Finance and Operations	Melissa D. Smith has served as our Chief Financial Officer and Executive Vice President, Finance and Operations since November 2007. Before that, she was our Senior Vice President, Finance and Chief Financial Officer from September 2001 until November 2007. From April 1999 to August 2001, Ms. Smith served as our Vice President and Controller. From May 1997 to August 2001, Ms. Smith served us in various financial positions. From August 1991 to April 1997, Ms. Smith held various positions as a senior auditor and manager in the Portland, Maine office of Ernst & Young LLP, which was acquired by Baker, Newman & Noyes LLC, a Portland accounting firm. Ms. Smith has over fifteen years of experience in finance, auditing and accounting positions. Ms. Smith is also the chairperson of the Board of Directors of Wright Express Financial Services Corporation.

David D. Maxsimic Age 50 Executive Vice President, Sales and Marketing	David D. Maxsimic has served as our Executive Vice President, Sales and Marketing since November 2007. Before that, he was our Senior Vice President, Sales and Marketing from January 2003 until November 2007. From July 2000 to December 2002, Mr. Maxsimic served as our Senior Vice President of Sales. From September 1999 to June 2000, Mr. Maxsimic served as our Vice President and General Manager for the Wright Express Direct Card. From November 1997 to August 1999, Mr. Maxsimic served as a Vice President of Sales. From November 1987 to November 1997, Mr. Maxsimic was a senior sales executive for several major fleet service companies, including U.S. Fleet Leasing, GE Capital Fleet Services and PHH Fleet America. Mr. Maxsimic has 25 years of experience in sales, marketing and managing customer relationships, in addition to managing and executing sales of complex financial services.

Robert C. Cornett Age 57 Senior Vice President, Human Resources	Robert C. Cornett has served as our Senior Vice President, Human Resources since February 2005. Prior to that, Mr. Cornett served as our Vice President, Human Resources and Chief People Officer from April 2002 until February 2005. From September 1976 to March 2002, Mr. Cornett held senior human resources positions at UnumProvident Corporation, Mage Centers for Management Development and served as the Director of the Learning Resource Center at Brown University. Mr. Cornett has over 25 years of experience as a human resources professional and has extensive experience developing and instituting creative human resource practices, including providing human resources leadership on mergers and acquisitions, international expansion, employee benefits, training, performance management and leadership development.

George Hogan Age 49 Senior Vice President and Chief Information Officer	George Hogan has been our Senior Vice President and Chief Information Officer since November 2007. Mr. Hogan joined Wright Express in January 2007 as Vice President of Enterprise Architecture. He previously was Vice President, Commercial, Loyalty and Back Office Application Development at Visa USA/Inovant, the credit card company, from August 2000 to January 2007. From 1992 to 2000, Mr. Hogan was with UnumProvident Corporation, first as Director, Networks and Open Systems, and then as Vice President, Internet, Intranet & Extranet Application Development. Mr. Hogan also worked at Unum from 1983 to 1987 as a Systems Programmer. From 1987 to 1990, Mr. Hogan was a Systems Engineer at Security Life of Denver in Denver, CO.

Jamie Morin Age 45 Senior Vice President, Client Service Operations	Jamie Morin has served as our Senior Vice President, Client Service Operations since January 2007. From August 2005 to December 2006, Ms. Morin served as our Vice President of Business Initiatives Management. From May 2002 to August 2005, Ms. Morin served as our Vice President of e.BEST Operations. From May 1999 to May 2002, she served as our Vice President of Service Delivery and from November 1998 to May 1999 she served as our Vice President of Customer Service. From December 1997 to November 1998, Ms. Morin served as our Customer Service Manager. From May 1986 to December 1997, she held various management positions in sales, marketing and customer service at Portland Glass Company in Westbrook, Maine and Saint Joseph’s College in Standish, Maine. Ms. Morin has more than 20 years of experience in managing service, sales and marketing and leading complex business initiatives.

Hilary A. Rapkin Age 43 Senior Vice President, General Counsel and Corporate Secretary	Hilary A. Rapkin has served as our Senior Vice President, General Counsel and Corporate Secretary since February 2005. Prior to that, Ms. Rapkin served as our Vice President and General Counsel from April 1998 until her appointment to her current position. From January 1996 to March 1998, Ms. Rapkin served as our Business Counsel. From August 1993 to December 1995, Ms. Rapkin was associated with Bennet & Associates, a law firm in Portland, Maine. Ms. Rapkin has over 15 years of experience providing advice regarding commercial law matters. Ms. Rapkin is a member of the American Bar Association, the Maine State Bar Association, the Association of Corporate Counsel, the Society of Corporate Secretaries and Governance Professionals and the New England Legal Foundation.

Richard K. Stecklair Age 61 Senior Vice President, Corporate Payment Solutions	Richard K. Stecklair has served as our Senior Vice President, Corporate Payment Solutions since December 2007 and was appointed as an executive officer by our Board of Directors in March 2009. In that role, Mr. Stecklair has responsibility for the acquisition and retention of the Company’s largest customers and partner relationships. Before that, he was our Vice President, Corporate Fleet Sales from December 2006 until December 2007. From January 2003 until December 2006, Mr. Stecklair served as our Vice President and General Manager, Wright Express Direct Sales.

Gregory Strzegowski Age 43 Senior Vice President, Corporate Development	Gregory Strzegowski has served as our Senior Vice President, Corporate Development since October 2009. Mr. Strzegowski has responsibility for expanding the Company’s international operations and making strategic acquisitions, as well as developing strategic diversification opportunities. Before that, he was our Vice President, International, Business Development and Mergers and Acquisitions from December 2007 until October 2009. From March 2002 until November 2007, Mr. Strzegowski served as our Vice President and Controller.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis, or CD&A, describes our compensation objectives and programs for our executive officers. The CD&A also describes the specific decisions, and the process supporting those decisions, which were made with respect to 2009 for the executive officers named in the Summary Compensation Table.

The following discussion includes statements regarding performance targets in the limited context of our compensation programs. These targets should not be understood to be statements of management’s expectations of our future results or other guidance. Investors should not apply these targets in any other context.

Compensation Philosophy

Our compensation programs are designed and administered to balance the achievement of near-term operational results and long-term growth goals with the ultimate objective of increasing long-term stockholder value. We achieve this by structuring our compensation programs to:

•	Attract and retain high-performing talent

•	Drive outstanding operational and financial performance

•	Align executive and stockholder interests for profitable long-term growth

We are a leading provider of fleet and corporate charge cards, providing payment processing and information management services to the United States commercial and government vehicle fleet industry. We compete for both clients and employees with significantly larger companies. Our primary differentiator in this competitive market is our client-centered partnering approach. Our clients count on this when they outsource their branded business to us. The experience and performance of our associates, including the members of our executive team, are critical to sustaining this level of differentiation. Our chairman, president and chief executive officer has been with the Company for 24 years and has been instrumental in guiding this approach and in our resulting growth. The other members of our executive team bring significant industry and company experience which is critical to our continued success. Accordingly, in addition to being designed to support our goals of achieving strong year-over-year and long-term growth and stockholder value, our compensation programs reflect the competitive environment in which we operate and our focus on differentiation in the marketplace through continuity of leadership and culture.

Compensation Objectives

We recognize the role total compensation plays in achieving our objectives of attracting, retaining and motivating our high-performing associates, including our executives, to achieve results. The chart below identifies the compensation elements and method of delivery used to support each of our compensation objectives.

Primary Objective
Align Interests for
Element of				Drive	Growth with
Compensation	Reward Period	Attract	Retain	Performance	Stockholders	Method of Delivery

Base Salary	Ongoing	☑	☑			- Cash
Cash Incentive	Annual(1)	☑	☑	☑	☑	- Cash
Equity Incentive	Annual(1)	☑	☑	☑	☑	- Restricted Stock Units
- Performance Based Restricted Stock Units
- Non Qualified Stock Options
Benefits and Perquisites	Ongoing	☑	☑			- Health and Welfare Benefits
- Deferred Compensation Program
- Automobile
- Financial Planning
- 401(k)
- Employment Agreements

(1)	Cash and Equity Incentives are generally provided on an annual basis. As needed, the compensation committee approves grants of cash or equity to executives in addition to the grants provided under these annual programs in order to reward for achievement of critical near-term milestones in the achievement of long-term growth.

We believe the compensation of our executives should, and does, reflect the success of our Company. In setting compensation levels for each executive, we evaluate total direct compensation (base salary plus short-term incentive at target plus long-term equity incentive at target) against multiple factors including:

•	Company success in achieving pre-determined revenue, adjusted net income and other operational and strategic goals

•	Achievement of operational goals

•	Market and peer group comparison data

•	The value of the unique skills and experience the executive brings to our Company and the importance of their continued leadership in the Company

Annually, we reevaluate each compensation element with a focus on total direct compensation. We also evaluate equity ownership levels for each executive. The purpose of this review is to appropriately reward and motivate our executive team to increase stockholder value with a focus on providing compensation above target levels when Company performance is above target and compensation below target levels when we do not achieve our performance goals.

In evaluating the components of compensation and the metrics used to determine individual and Company performance, the committee considers whether these factors drive an appropriate level of risk taking. The committee believes that the mix and design of the elements of compensation incent management to assume appropriate levels of risk to achieve both near-term operational goals and long-term growth. The committee reviews the strategic, financial, and execution risks and exposures associated with the initiatives that drive our performance based incentive compensation. In addition, the committee believes the following ensure an appropriate level of risk in our compensation programs:

•	A competitive base salary which provides executives with ongoing income

•	Minimum thresholds and maximum performance caps in incentive plans

•	Incentive plan funding based on actual results measured against pre-approved financial and operational goals and metrics that are clearly defined in all plans

•	The balanced use of time based and performance based incentives

•	Multi-year vesting of stock compensation to provide value through long-term appreciation of stockholder value

•	Stock ownership guidelines that align executives’ interests with those of our stockholders

Annual Process of the Compensation Committee

The compensation committee is responsible for review and oversight of executive compensation. This includes approval of corporate goals and objectives used in the compensation programs for executives as well as setting executive compensation and approving annual incentive plan payouts and long-term incentive stock grants. The committee meets at least once each quarter. In addition to the three independent directors who serve on the compensation committee, typical attendance at these meetings includes the Senior Vice President, Human Resources, the Vice President of HR Strategy, Compensation and Benefits and the Associate General Counsel and Assistant Corporate Secretary. Mr. Dubyak, our Chairman, President and CEO, generally joins two meetings each year to discuss the mid-year and end-of-year appraisal of his performance with the committee. Otherwise, he generally does not attend committee meetings.

In the first quarter of each fiscal year, the committee reviews the Board’s assessment of the CEO’s performance with him and reviews the Company results for the prior year. In addition, the committee approves the following as explained in the Annual Review of Executive Compensation section:

•	Changes to executive base salaries and incentive targets, if any, for the current year

•	Short Term Incentive Program, or STIP, payout, if any, for the previous fiscal year

•	STIP design and targets for the current fiscal year

•	Vesting of performance-based stock units granted under the long-term incentive program, or LTIP, if any, for the previous year

•	LTIP targets and grants for the current year

Agenda items for the second quarter vary each year but this meeting generally focuses on plan benchmarking and assessing how effectively our executive compensation programs are meeting their objectives.

The compensation committee generally conducts its annual review of executive compensation in the third quarter of each year. The data reviewed includes target ranges for:

•	Base salary

•	Total cash (base salary plus short-term incentive target)

•	Total direct compensation (total cash plus long-term equity incentive target)

•	Executive employment agreement provisions

•	Equity ownership guidelines

In the final quarter of each fiscal year, management generally presents the committee with recommended executive compensation changes for each element of compensation. This includes:

•	Any recommended changes to executive officer base salaries and incentive targets

•	Recommended target equity grant levels for each executive officer

•	Proposed design and targets for the STIP and LTIP for the next fiscal year

•	A total direct compensation and wealth accumulation review for each member of the executive team which shows proposed total direct compensation in the context of historical compensation and current and projected accumulated wealth

Role of the Compensation Consultant

In 2009, the committee utilized DolmatConnell & Partners, Inc., or DC&P, reporting directly to the committee, to provide advice regarding the Company’s executive compensation practices. The primary services provided by DC&P were an evaluation of executive officers’ base salaries, annual incentive targets and long-term incentive targets relative to identified peers and the broader market and a recommendation of compensation ranges for each executive officer. DC&P has also provided advice on the design of the Company’s incentive plans and evaluated the impact of the Company’s equity programs on the total pool of shares available for grant. DC&P was selected by the committee given its expertise and experience in working with firms the size of Wright Express. The committee contracts directly with DC&P and DC&P provides requested analysis and consulting directly to the committee.

Role of the Executive Officers

In approving compensation levels, the committee reviews competitive market data, Company performance and Mr. Dubyak’s recommendations regarding total direct compensation for the executive officers. Mr. Dubyak provides the committee with an assessment of each executive officer’s performance to support his recommendations. These assessments include the results of specific operational and strategic goals as well as progress in the area of succession planning and concerns, if any, in the area of retention of the executive officer. Mr. Dubyak does not provide recommendations for his own compensation. Ms. Smith, in her role as CFO and Executive Vice President, Finance and Operations, recommends performance goals for the upcoming fiscal year.

Peer Group

The peer group used by the Company is established by the compensation consultant, based on input from management and a review by the committee. It is generally reviewed each year and modified as needed to reflect our growth and to account for changes due to market consolidation among peers.

In 2009, no changes were made to base salaries, STIP targets or LTIP targets for the named executive officers. As a result, no changes were made to the peer group shown below which was originally developed in August of 2007 and used to determine 2008 compensation targets for the executive officers.

	Financial Analysis of Comparator Group(1)
	FY End					Total
	Market Cap	Revenues		Net Income	Total Assets	Shareholder
Company	($Millions)	($Millions)	Basic EPS	($Millions)	($Millions)	Return (1 Yr)

Advanta Corporation	$1,214	$505	$1.75	$85	$2,413	(71)%
CheckFree Corporation(2)	$4,529	$879	$1.41	$127	$1,758	N/A %
eFunds Corporation(3)	$1,288	$552	N/A	$55	$825	N/A %
Euronet Worldwide, Inc.	$1,107	$629	$1.18	$46	$1,108	1%
Global Payments, Inc.	$3,708	$908	$1.78	$126	$1,019	1%
Heartland Payment Systems, Inc.	$1,050	$1,097	$0.95	$29	$252	(4)%
MoneyGram International Inc.	$2,636	$1,160	$(12.94)	$124	$9,276	(51)%
Total System Services, Inc.	$5,197	$1,787	$1.21	$249	$1,634	19%
Veriphone Holdings Inc.	$1,987	$581	$(0.41)	$60	$453	(34)%

(1)	The information provided reflects the most current fiscal-year-end financial information available at the time Mercer prepared the analysis, being August 2007.

(2)	No total shareholder return was calculated for CheckFree Corporation as it was acquired in 2007.

(3)	No basic EPS or total shareholder return was calculated for eFunds as it was acquired in 2007.

In May of 2009, the peer group was modified to remove four companies which had either been acquired or had market capitalization levels outside of the range recommended by DC&P. CheckFree Corporation, eFunds, Advanta Corporation and Moneygram International, Inc. were removed and replaced by the following five companies: Alliance Data Systems Corporation, CSG Systems International, Inc, Cybersource Corporation, Global Cash Access Holdings, Inc and TNS Inc. In May of 2009, the average last month end market capitalization of the companies added to the peer group was $974 million compared to market capitalization for the Company for the same period of $910 million.

The peer group listed below was used to determine 2010 executive compensation targets. The committee believes that understanding compensation practices for these companies of our size in the payment processing and similar industries is one important element in determining the appropriate compensation level for each of our executives.

	Financial Analysis of Comparator Group
				Last 4Q	Last Month-End	1 Year Average
			Years	Revenues	Market Cap	Market Cap	Net Income		P/E	EBITDA		Full Time
Company Name	Ticker	Location	Public	($Millions)	($Millions)	($Millions)	($Millions)		Ratio	($Millions)		Employees

Alliance Data Systems Corporation	ADS	Dallas, TX	8	$2,006	$2,487	$3,488		$196	10		$620	7,400

CSG Systems International, Inc.	CSGS	Englewood, CO	13	$482	$491	$528		$60	9		$134	2,066

Cybersource Corporation	CYBS	Mountain View, CA	10	$236	$1,006	$1,032		$11	31		$38	614

Euronet Worldwide, Inc.	EEFT	Leawood, KS	12	$1,035	$813	$723	-$	200	12	-$	100	2,500

Global Cash Access Holdings, Inc.	GCA	Las Vegas, NV	4	$672	$454	$349		$24	9		$98	626

Global Payments, Inc.	GPN	Atlanta, GA	8	$1,543	$2,575	$3,148		$40	15		$314	4,899

Heartland Payment Systems, Inc.	HPY	Princeton, NJ	4	$1,545	$312	$687		$42	9		$139	2,979

Total System Services, Inc.	TSS	Columbus, GA	20	$1,886	$2,533	$3,281		$240	10		$537	8,110

Verifone Holdings, Inc.	PAY	San Jose, CA	4	$950	$629	$841	-$	570	21	-$	247	2,362

TNS, Inc.	TNS	Reston, VA	5	$344	$433	$377		$3	11		$75	783

25th Percentile			4	$529.5	$463.3	$567.4		$5.0	9		$47.3	1,104

50th Percentile			8	$992.5	$721.0	$782.0		$32.0	11		$116.0	2,431

75th Percentile			12	$1,544.5	$2,116.8	$2,619.4		$55.5	14		$270.3	4,419

Wright Express		South Portland, ME	4	$394.0	$910.0	$826.5		$74.1	13		$145.9	703

Percentile Within Peer Group			25	15	61	54		79	67		67	17

Note: Net Income and EBITDA for Wright Express represent non-GAAP financials. 2009 Peer Group Company Data represents most current fiscal year data available as of May 1, 2009.

Annual Review of Executive Compensation

Each year, at the request of the committee, DC&P provides recommended ranges of compensation for base salary, total cash and total direct compensation for each executive. This is done after DC&P identifies any recommended changes to the peer group and provides analysis of our performance versus the peer group for the previous fiscal year. DC&P collects comparable position survey data on each executive from two sources:

• Market survey data at the 50th percentile for companies of comparable revenue

•	Proxy data at the 40th percentile for the companies in our peer group

This data is blended equally for each executive to produce a target range for that executive which we believe represents a “competitive” compensation range. We believe market survey data at the 50th percentile for companies of comparable revenues is the appropriate target in order to meet our objectives of attracting and retaining talent. However, given the average revenue of our identified peer group, we believe the 40th percentile of the companies in our peer group is more appropriate than the 50th percentile in targeting compensation that will both attract and retain the members of our executive team. DC&P used the following surveys in establishing the 50th percentile market survey data for companies of our size for 2009 compensation:

• Mercer US Americas Executive Remuneration Database

•	Watson Wyatt ECS Top Management Compensation Survey

•	Mercer Long Term Incentive Survey

Data from companies in our revenue category who participated in these surveys was aggregated and incorporated into the target compensation ranges provided to the committee by DC&P. The committee did not receive data identified for any individual company in these surveys. DC&P provides the committee and the Company’s human resources department with the current placement of each executive within the target range. Management uses the DC&P data to provide the committee with recommended base salary changes, annual cash incentive targets and long-term equity targets for each of the executive officers. In addition, management provides the following information to the committee:

Pay for Performance

• Company performance against strategic and operational goals for the previous fiscal year

•	Proposed performance goals for the annual and long-term incentive programs for the upcoming fiscal year

•	Summary of board feedback on Mr. Dubyak’s leadership of the Company in achieving results against goals for the fiscal year

•	Summary of performance for each of the executive officers

Total compensation summaries, showing historic, current and proposed total direct compensation for each executive officer are reviewed by the committee each year. These summaries provide the target value of all components of the executive officers’ proposed compensation as well as the value of outstanding equity awards, deferred compensation, benefits, perquisites and exit pay in the event of various termination scenarios, including a change of control. The purpose of this review is to assess whether the overall compensation package is consistent with the individual executive’s contribution toward Company performance. Annual review of the total compensation summaries also provides the committee with a view of the impact of historical changes to compensation over time and an opportunity to assess effectiveness in attracting and retaining our executives and driving high performance.

The committee looks at the total impact of all year-over-year changes in executive compensation to decide whether changes are necessary and appropriate. In reviewing total cash and equity compensation, the committee considers the retention value of the long-term equity currently held by the executive and the impact that retirement or voluntary termination would have on the executive. Based on this review, the committee can decide to adjust one or more elements of an executive’s total compensation. The committee aims to provide competitive total direct compensation and assesses an executive’s total compensation package when looking at the executive’s competitive standing relative to the market.

Compensation levels for 2009 were based on the committee’s review of executive total compensation in November 2008 and March 2009. At the time of the November 2008 review, all named executive officer base, total cash and total direct compensation fell within 10% of the market composite identified by our previous compensation consultant for the committee. Based on this review and in light of the challenging economic environment and actions being taken at the Company to manage expenses, management recommended and the committee approved no increase to the base salaries, STIP targets and LTIP targets of the named executive officers for 2009.

2009 Executive Compensation Overview

Base Salary.  Base salary is provided at a competitive level in order to attract and retain key talent and is reviewed annually. Annual adjustments to base salary are made based on a review of both the individual performance assessed by the CEO and reported to the committee by management and the location of the executive officer’s current base salary in the target range provided by DC&P. In 2009, consistent with the Company’s decision to suspend merit increases to Wright Express employees for 2009, no named executives received increases to their base salaries.

Annual Incentive Compensation.  The short term annual incentive compensation program (STIP) is an annual bonus opportunity for associates at all levels of the organization who generally share the same key goals, other than those on commission and departmental incentive plans. The actual payouts of the STIP are contingent upon committee-approved financial performance goals. For the executive officers, a performance-based bonus focuses management on our fiscal year financial results in specific targeted areas approved by the committee at the beginning of each year.

At the target level of performance, named executive officer STIP payouts generally represent the 50th percentile of a market composite which is created by averaging the 40th percentile of our peers and the 50th percentile of market survey data for companies of our revenue size. At the maximum level of performance, which would represent performance that significantly exceeded target goals, STIP payouts would be at or above the 75th percentile of this market composite. If we fail to meet the threshold level goals as defined by the committee, the executive officers receive no payout under the STIP. In 2009, the Company was required to achieve threshold results for adjusted net income in order for any portion of the STIP to be paid to any employees, including the executive officers. In establishing our targets for the 2009 STIP, we utilized the following principles:

		Payout as a
	Estimated	Percentage of
Performance Level	Achievability	Target STIP

Threshold	90%	25%
Target	75%	100%
Maximum	25%	200%

Each year, management proposes performance level goals based on estimated achievability and current factors supporting or inhibiting achievement. The goals for 2009 were approved by the committee in March 2009 and progress toward these goals was reported by the CEO to the Board of Directors throughout the year. 2009 STIP performance objectives and final payout factors used for each of the executive officers are shown below:

						2009
			Target			Earned
			Performance			Payout
Company Goals	Weight	Threshold	Goal	Maximum	Actual Result(1)	Factor(2)

Adjusted Net Income(3)	60%	$46,750,000	$58,444,000	$67,211,00	$85,616,038	200%
PPG Adjusted Revenue(4)	20%	$234,610,000	$276,048,000	$289,850,000	$289,262,162	196%
Diversified ANI(5)	20%	$14,150,000	$17,690,000	$20,340,000	$21,793,562	200%
Executive STIP payout as a percentage of target based on 2009 performance(6)						199.2%

(1)	Result as determined under the 2009 Wright Express Corporation Short-Term Incentive Program.

(2)	Payout factor represents payout level based on 25 percent payout for threshold performance, 100 percent payout for target performance and 200 percent payout for maximum performance including interpolation on a straight-line basis between these levels of performance based on the actual result.

(3)	Adjusted net income, or ANI, is defined as net income adjusted for fair value changes of derivative instruments, the amortization of acquired intangible assets and software development impairment charges. These adjustments are reflected net of the tax impact.

(4)	PPG adjusted revenue is revenue adjusted for the price per gallon of fuel. The 2009 revenue goals and revenue results were adjusted to a PPG of $1.97 for the purposes of calculating STIP payout.

(5)	Diversified ANI represents the Adjusted Net Income from sources outside of the Company’s core fleet card business.

(6)	As noted below, the actual payout percentage for Mr. Dubyak under the STIP was lower as a result of the $1,000,000 payout limitation under the STIP.

We have generally used adjusted net income and PPG adjusted revenue as performance measures in STIP each year. They represent key areas of focus for continued growth and stockholder return. We chose diversified ANI achievement as a STIP measure in 2009 to incent participants for achievement of net income in emerging areas of our business, which are important to the future growth of our Company.

Under the terms of the 2009 STIP, each eligible participant, including each of the executive officers, could receive from 0 percent to a maximum of 200 percent of their target STIP award if specified levels of performance were achieved by December 31 of the plan year. At the end of the annual performance period, the committee evaluates potential adjustments to performance as provided in the STIP and has discretion to include all or part of an item of loss or expense or to exclude all or part of an item of gain or income that the committee believes was not attributable to or does not accurately reflect the continuing performance of the Company.

The bonus targets for the named executives employed on December 31, 2009, ranged from 45 percent to 100 percent of base salary. No adjustments were made to 2009 STIP targets for the named executive officers. Our executives’ STIP targets are set based primarily on the target ranges provided by DC&P. Their current STIP percentages represent what we believe is appropriate positioning within these targets based on their experience, performance and role in the Company. Mr. Dubyak’s STIP target of 100 percent is larger than those of our other executives due primarily to two factors:

• Consistency with the target range provided by DC&P for the role of Chairman, President and CEO

•	Our emphasis on providing additional compensation opportunities, as needed and when appropriate, through performance based methods as opposed to base salary increases

Named executives received 2009 STIP as shown below:

		Percentage	Percentage	Percentage
		of Base	of Base	of Base	Actual Percentage
	Eligible	Salary at	Salary at	Salary at	of Eligible Earnings	Actual
Named Executive Officer	Earnings(1)	Threshold	Target	Maximum	Paid	Award

Michael E. Dubyak(2)	$515,000	25.0%	100.0%	194.2%	194.2%	$1,000,000
Melissa D. Smith	$320,000	15.0%	60.0%	120.0%	119.5%	$382,464
David D. Maxsimic(3)	$300,000	13.75%	55.0%	176.7%	126.2%	$378,680
Hilary A. Rapkin	$230,000	11.25%	45.0%	90.0%	89.6%	$206,172
Robert C. Cornett	$200,527	11.25%	45.0%	90.0%	89.6%	$179,752

(1)	STIP Eligible Earnings include total gross pay for the applicable plan year excluding salary or wages classified by the Company as disability pay, commission/incentive pay and bonuses.

(2)	Payout under 2009 STIP was capped at $1,000,000 for any single participant; Mr. Dubyak’s full award without this cap would have been $1,025,880. In March 2010, at the time the committee approved Mr. Dubyak’s STIP payout of $1,000,000, they also approved a discretionary bonus to Mr. Dubyak in the amount of $25,880 to fully reflect his leadership in the achievement of 2009 corporate results.

(3)	Mr. Maxsimic received a $50,000 payment for specified goals established beyond the scope of STIP revenue that were achieved in 2009.

Long Term Incentive Compensation.  The Company provides long-term equity-based incentives through the Wright Express Corporation Long Term Incentive Program, or LTIP, to retain our executives and reward them for performance aligned with stockholder interests.

Grants under the LTIP have generally been provided as a mix of performance-based restricted stock units, or PSUs, which vest from 0% to 200% based on the achievement of performance goals and restricted stock units, or RSUs, which vest based on the passage of time. The metric used to determine the vesting of PSUs has generally been the achievement of adjusted net income targets set by the committee. PSUs and RSUs generally vest over a three or four year period of employment. At the higher levels in the Company, an executive’s overall compensation is weighted more heavily toward equity than cash as compared to non-executive employees.

The LTIP is implemented under our 2005 Equity and Incentive Plan which allows us to grant employees and directors stock options, stock awards (including restricted stock), stock appreciation rights, performance-contingent awards and other awards. Eligible participants include executive officers and other selected employees in the Company. Each of the executive officers received a grant in 2009 through the LTIP.

The committee grants stock awards at the fair market value of the stock at the time of grant. In determining the size of equity grants to executive officers, the committee considers survey data used by DC&P for companies of our revenue size and awards to individuals holding comparable positions in our identified peer group. The committee also reviews potential equity ownership as a percentage of shares outstanding for each executive versus comparable positions within the peer group. Management does not grant awards without committee approval. With the exception of limited grants to newly hired associates, grants are generally awarded in March of each year.

2008 Special Bonus.  As with many other companies in 2008, our net income was impacted by the deteriorating economy. In December of 2008, the Committee recommended that management investigate the impact of granting a special bonus for all eligible employees including executive officers. The purpose of this bonus was to reward employees at all levels for significant efforts in 2008 and to retain employees at the management level and above. For non-management employees, a cash bonus was approved in December of 2008. For management employees and above, including executive officers, an option award was granted in February 2009. The options vest equally over two years. The number of shares available to purchase pursuant to the option was based on the approved dollar amount to be awarded, divided by the value of one option, which we determined to be the Black-Scholes value on the grant date. The exercise price of $13.51 for these stock options was based on the closing price of the company’s stock on the date of grant. The individual awards to the named executive officers are shown in the table below:

	Options	Approved
	Granted	Dollar Amount
Named Executive Officer	(#)	($)

Michael E. Dubyak	39,800	218,900
Melissa D. Smith	14,836	81,600
David D. Maxsimic	12,745	70,100
Hilary A. Rapkin	8,000	44,000
Robert C. Cornett	6,981	38,400

2009 Annual Grant.  In March 2009, executive LTIP award targets for the annual grant were set at a blended rate equally weighting the 50th percentile of market survey data and the 40th percentile of our peer group for each executive. Mr. Dubyak’s equity grant value is larger than the other named executive officers due to the scope of his role as Chairman, President and CEO and our intent to provide more of Mr. Dubyak’s total direct compensation in the form of performance-based compensation. In determining the appropriate level for each of the named executive officer grants, the committee reviewed a range of values provided by DC&P with the midpoint of the range being a blend of peer data and market data for the role held by each named executive officer. Actual amounts granted were within twenty percent of this blended mid-point with individual variation based on the following factors:

•	Projected total direct compensation relative to target ranges provided by DC&P

•	Individual executive performance against operational goals and experience in the role

•	The executive’s role in the achievement of our long-term goals

•	The potential value of equity ownership using multiple share value appreciation scenarios

For the 2009 annual LTIP grant, named executive officers were allocated 50 percent of their target grant value in RSUs and 50 percent of their target grant value in stock options. The Company has historically used a mix of RSUs and PSUs in the annual grant to named executive officers. As a result of the impact of the economic downturn, no PSUs granted in 2008 to our named executive officers vested. Given the level of economic uncertainty that continued in the first quarter of 2009 and recognizing the need for management to remain focused on achievement of 2009 goals, the committee chose a mix of RSUs and options for the 2009 annual grant. Both RSUs and options vest over a three year period. The committee believes the mix of RSUs and options in the 2009 annual LTIP grant increased the Company’s capability to provide motivational reward for increasing shareholder value in the challenging economic environment.

Grants under the 2009 Annual Grant to the named executive officers totaled 75,512 RSUs and 179,544 stock options. The amount granted to the named executive officers represented approximately 41 percent of the total amount granted to all associates. The exercise price of $13.60 for these stock options was based on the closing price of the Company’s stock on the date of grant. The individual grants for each of the named executive officers are shown below:

			Approved
		Stock	Dollar
	RSUs	Options	Amount
Named Executive Officer	(#)	(#)	($)

Michael E. Dubyak	36,764	87,412	$1,000,000
Melissa D. Smith	13,014	30,944	$354,000
David D. Maxsimic	12,132	28,846	$330,000
Hilary A. Rapkin	6,433	15,297	$175,000
Robert C. Cornett	7,169	17,045	$195,000

2010 Annual Grant.  In the first quarter of 2010, the committee approved the 2010 annual grant which includes a mix of time-based RSUs and performance-based PSUs. Vesting on the PSUs granted to the executive officers is based on achievement of three-year revenue and earnings growth goals. At the time the 2010 annual grant was approved, the committee also approved a grant of stock options to Mr. Dubyak based on their review of analysis conducted by DC&P. The purpose of this stock option grant was to increase Mr. Dubyak’s ownership in the Company to a level competitive with peers in companies of our size and length of time as a public corporation and to further align Mr. Dubyak’s interests with our stockholders in the long-term growth of the company. Mr. Dubyak received 62,500 PSUs and an option to purchase 131,250 shares of stock under the 2010 annual grant. The exercise price of $30.06 for these stock options was based on the closing price of the Company’s stock on the date of the grant.

Tax Deductibility of Compensation.  Section 162(m) of the Internal Revenue Code generally places a limit of $1 million on the amount of compensation that Wright Express may deduct in any one year with respect to its CEO and the other three officers (other than the Chief Financial Officer) whose compensation is required to be reported to our stockholders pursuant to the Exchange Act by reason of being among the most highly paid executive officers, other than our CFO. Wright Express receives no federal income tax deduction for any compensation that is (a) over $1 million and (b) is not performance-based as defined under Section 162(m). The STIP as well as the PSU and options components of our LTIP are intended to provide fully tax-deductible compensation. The time-based RSU component of our LTIP and discretionary cash bonuses are not considered performance-based under Section 162(m). The committee has the authority to adjust payments under the STIP and LTIP up or down at its discretion with the exception of any adjustments which may increase or accelerate payment to any participant who is impacted by Section 162(m). We review the impact of Section 162(m) annually. The results of this analysis are considered in the committee’s decisions each year regarding executive compensation. The committee may approve compensation that is not considered performance-based under Section 162(m) when it believes that such compensation is appropriate and consistent with our goal of building long-term stockholder value. In 2009, Mr. Dubyak received $849,055 in non-deductible compensation over the $1 million limit imposed by Section 162(m) of the Internal Revenue Code. No other named executive officers received non-deductible compensation over the 162(m) limit of $1 million.

Executive Officer Equity Ownership Guidelines.  We believe executive ownership of Company securities demonstrates a commitment to continued success and aligns the efforts of our executives with stockholders. The committee established equity ownership guidelines for all executive officers in October 2005. “Equity,” for the purposes of executive officer ownership guidelines, includes shares of our common stock and ownership interests in the Wright Express Common Stock Fund held in the Company’s 401(k) Plan. It does not include any RSUs or PSUs prior to their vesting and conversion to shares of stock.

Under these guidelines, the President and Chief Executive Officer is required to hold securities equal in value to at least three times his annual base salary and all other executive officers are required to hold securities equal in value to at least one times their annual base salaries. Beyond these ownership guidelines, the Company does not have a policy specifying a minimum period of time an executive must hold some or all of the Company shares obtained upon exercise of options or vesting of stock units. The committee monitors progress annually and executive officers have four years from the later of (i) October 2005, or (ii) their promotion to executive officer, to achieve the level of ownership described above. The annual measurement date under the guidelines is July 31st of each year. For 2009, all named executive officers were in compliance with the guidelines.

Employment Agreements.  The Company believes that employment agreements, including severance and change of control benefits, play an important role in attracting and retaining key executive officers. The Company also believes that in the event, or threat, of a change of control transaction, these agreements reduce uncertainty and provide compensation for the significant levels of executive engagement and support required during an ownership transition that results in the termination of their employment. In addition, our employment agreements contain non-compete, non-solicitation, non-disparagement and non-disclosure provisions which protect the Company in the event that the executive terminates their employment. These employment agreements represent competitive severance and change of control benefits based on analysis conducted by DC&P and reviewed by the committee annually to assess whether the total value to an executive provided by the agreement remains at the level needed to attract and retain executives without being considered excessive in the opinion of the committee. The specific material provisions of these contracts are discussed in the “Employment Agreements, Severance and Change of Control Benefits” section of this proxy.

Benefits and Perquisites.  We provide competitive benefits to attract and retain high performing associates at all levels. This includes a health and welfare benefits package and a 401(k) plan. We offer a modest perquisites package to executives representing the benefits we have identified as most critical in attracting and retaining executives.

Nonqualified Deferred Compensation.  The Company administers an Executive Deferred Compensation Plan, or EDCP, that provides each of the executive officers with the opportunity to defer up to 80 percent of base salary and/or up to 98 percent of annual short-term incentive compensation. The Company provides a match of up to 6 percent of the participant’s annual bonus deferred into the EDCP. Investment income on contributions and Company match is accrued for participants to reflect performance of investment funds identified by each participant during their annual election period. The investment funds and their performance used to calculate earnings in the EDCP generally mirror those used in the 401(k) Plan.

Each of the named executives serving in their role at the time of election chose to defer a portion of their 2009 bonus into the EDCP in 2010. Due to the fact that the Company did not pay a bonus under the 2008 STIP in 2009, no executives deferred bonus into the EDCP in 2009. No named executive deferred a portion of their base salary into the EDCP in 2009.

Prior to our initial public offering, we offered the Wright Express Corporation Supplemental Investment and Savings Plan, or SERP, which allowed participants to defer compensation. The SERP was frozen to new contributions on December 31, 2004. Mr. Dubyak and Ms. Smith have balances in this plan, which continue to earn investment returns based on the funds they selected. These investment returns are market competitive for the type of funds offered; there is no preferential interest earned in either the EDCP or SERP accounts. No other executive officers participated in the SERP when it was an active plan.

Financial Planning.  The Company provides personal financial advisory services to executive officers. This service includes tax preparation and estate planning services. We value this benefit based on the actual charge for the services which includes travel and expense reimbursement for the financial advisor.

Company-sponsored Automobile.  A Company-leased automobile was made available to all executive officers for personal and business use. For total compensation purposes in this proxy, the value of a Company automobile for executive officers was based on the value of the annual lease and maintenance costs which are paid on behalf of the executive by the Company.

Travel.  Directors and executive officers, when traveling on Wright Express business, are reimbursed for their travel costs. No personal travel for directors or executive officers was reimbursed in 2009.

Memberships.  The Company maintains a limited number of country club memberships for business use. In the event the facilities were used for personal reasons, the executive officers paid for the expenses incurred but not for any portion of the membership expense.

The aggregate value of all perquisites received by each of the executive officers exceeded $10,000 in 2009 and is detailed in the footnotes to the Summary Compensation Table. In September of 2009, the Company eliminated the tax gross-up on perquisites. All executive officers at the Company are now responsible for taxes associated with these perquisites.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The compensation committee is comprised entirely of independent directors as determined by the Board of Directors in accordance with its independence guidelines and the listing standards of the New York Stock Exchange.

Our committee is responsible for review and oversight of executive compensation. This includes approval of corporate goals and objectives used in the compensation programs for executives as well as setting executive compensation and approving annual incentive plan payouts and long-term incentive stock grants. In connection with that responsibility, our committee reports to the Board on the Company’s activities at each meeting of the Board. The compensation committee charter, which describes in detail the purpose, structure, membership, authority, responsibilities, procedures and administration of the compensation committee is available on the Company’s website.

Our committee reviewed and discussed the Compensation Discussion and Analysis with members of senior management and, based on this review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K and proxy statement on Schedule 14A.

THE COMPENSATION COMMITTEE

Kirk P. Pond, Chair
Shikhar Ghosh
Regina O. Sommer

SUMMARY COMPENSATION TABLE

The Compensation Committee believes that the compensation provided to the named executive officers in 2009 is in alignment with the Company’s financial performance for 2009 and the individual performance of each of the named executive officers. The Compensation Committee also believes that the total compensation paid to the executive officers collectively in 2009 was an appropriate reward for their efforts in driving stockholder value during the period.

							Change in Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)(7)	($)

Michael E. Dubyak	2009	515,000	25,880	499,990	718,897	1,000,000	34,412	107,167	2,901,346
Chairman, President and	2008	492,082	—	1,199,979	—	—	(41,976)	55,980	1,706,065
Chief Executive Officer	2007	441,923	—	999,988	—	389,628	14,696	76,747	1,922,982
Melissa D. Smith	2009	320,000	—	176,990	258,598	382,464	9,962	67,904	1,215,918
Chief Financial Officer and	2008	320,000	—	369,997	—	—	(22,947)	46,184	713,234
Executive Vice President,	2007	283,077	—	320,013	—	149,736	5,341	58,331	816,498
Finance and Operations
David D. Maxsimic	2009	300,000	—	164,995	235,097	378,680	—	64,170	1,142,942
Executive Vice President,	2008	300,000	—	369,997	—	—	—	46,223	716,220
Sales and Marketing	2007	264,615	—	359,992	—	128,311	—	56,913	809,831
Hilary A. Rapkin	2009	230,000	—	87,489	131,499	206,172	—	55,777	710,937
Senior Vice President,	2008	226,923	—	234,984	—	—	—	46,263	508,170
General Counsel and	2007	206,154	—	190,013	—	81,795	—	48,565	526,527
Corporate Secretary
Robert C. Cornett	2009	200,527	—	97,498	135,893	179,752	—	51,996	665,666
Senior Vice President,	2008	199,369	—	189,991	—	—	—	44,073	433,433
Human Resources	2007	191,769	—	190,013	—	76,088	—	46,157	504,027

(1)	Includes amounts that may be contributed by each named executive officer on a pre-tax basis to the company’s 401(k) plan and Executive Deferred Compensation Plan.

(2)	In March 2010, at the time the compensation committee approved Mr. Dubyak’s Short-Term Incentive Program payout of $1,000,000 (the maximum amount payable under that program), the compensation committee also approved a discretionary bonus with respect to 2009 performance to Mr. Dubyak in the amount of $25,880.

(3)	The amounts shown in this column represent the aggregate grant date fair value of stock awards made during 2009, 2008 and 2007, respectively, calculated in accordance with FASB ASC Topic 718. For 2009, assumptions used in the calculation of these amounts are included in Note 20 to the Company’s audited financial statements for the fiscal year ended December 31, 2009, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2010. For 2008, assumptions used in the calculation of these amounts are included in Note 21 to the Company’s audited financial statements for the fiscal year ended December 31, 2008, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2009. For 2007, assumptions used in the calculation of these amounts are included in Note 21 to the Company’s audited financial statements for the fiscal year ended December 31, 2007, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2008. For PSU’s granted on March 31, 2008, these amounts reflect the grant date fair value of such awards based upon the probable outcome at the time of grant. The value of the 2008 awards at the grant date assuming that the highest level of performance conditions was achieved was $2,399,959, $739,994, $739,994, $293,970 and $265,987 for Mr. Dubyak, Ms. Smith, Mr. Maxsimic, Ms. Rapkin and Mr. Cornett, respectively. For PSUs granted on March 30, 2007, these amounts reflect the grant date fair value of such awards based upon the probable outcome at the time of grant. The value of the 2007 awards at the grant date assuming that the highest level of performance conditions was achieved was $1,999,976, $320,013, $359,992, $190,013 and $190,013 for Mr. Dubyak, Ms. Smith, Mr. Maxsimic, Ms. Rapkin and Mr. Cornett,

respectively. The amounts reflected in this column do not represent the actual amounts paid to or realized by the named executive officer for these awards during fiscal years 2009, 2008 or 2007.

(4)	These amounts represent the aggregate grant date fair value of stock option awards made during 2009, calculated in accordance with FASB ASC Topic 718. The assumptions used in the calculation of these amounts are included in Note 20 to the Company’s audited financial statements for the fiscal year ended December 31, 2009, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2010. The amounts reflected in this column do not represent the actual amounts paid to or realized by the named executive officer for these awards during fiscal year 2009.

(5)	The amounts shown reflect the cash incentive awarded on March 5, 2010, for 2009 Short-Term Incentive Program results and March 7, 2008, for 2007 Short-Term Incentive Program results and include amounts contributed by each Named Executive Officer on a pretax basis to the Company’s Executive Deferred Compensation Plan. There were no cash incentives awarded for the 2008 Short Term Incentive Program.

(6)	The amounts shown reflect Supplemental Executive Retirement Account earnings.

(7)	The following table describes the elements that are represented in the “All Other Compensation” column for 2009:

				401(k)
	Company	Financial	Tax	Employer	EDCP
	Vehicle	Planning	Payments	Match	Employer	Total
Name	($)(a)	($)(b)	($)(c)	($)	Match	($)

Michael E. Dubyak	13,750	11,490	7,665	14,262	60,000	107,167
Melissa D. Smith	12,250	11,475	7,200	14,031	22,948	67,904
David D. Maxsimic	11,750	11,432	7,075	14,192	19,721	64,170
Hilary A. Rapkin	11,750	11,288	6,965	13,404	12,370	55,777
Robert C. Cornett	11,250	11,139	6,790	12,032	10,785	51,996

(a)	Reflects the value of the annual lease and maintenance costs that were paid on behalf of the executive by the Company.

(b)	Reflects the financial advisory services value plus the travel and expense reimbursement for the financial advisor.

(c)	Reflects the gross-up amounts for the payment of taxes with respect to financial planning and company vehicle. As discussed in Compensation Discussion and Analysis, effective September 2009 the Company had eliminated all tax gross-ups on perquisites.

GRANTS OF PLAN BASED AWARDS

The following table represents all plan-based awards granted to the named executive officers in 2009.

						All Other	All Other
						Stock	Option
						Awards:	Awards:
						Number of	Number of	Exercise or	Grant Date
			Estimated Future Payouts Under			Shares of	Securities	Base Price of	Fair Value
			Non-Equity Incentive Plan Awards			Stock	Underlying	Option	of Stock
	Type of	Grant	Threshold	Target	Maximum	or Units	Options	Awards	and Option
Name	Award(1)	Date	($)	($)	($)	(#)(2)	(#)(3)	($/Sh)	Awards

Michael E. Dubyak	STIP		128,750	515,000	1,000,000	—	—	—	—
	NQO	2/13/09	—	—	—	—	39,800	13.51	218,900
	NQO	3/05/09	—	—	—	—	87,412	13.60	499,997
	RSU	3/05/09	—	—	—	36,764	—	—	499,990
Melissa D. Smith	STIP		48,000	192,000	384,000	—	—	—	—
	NQO	2/13/09	—	—	—	—	14,836	13.51	81,598
	NQO	3/05/09	—	—	—	—	30,944	13.60	177,000
	RSU	3/05/09	—	—	—	13,014	—	—	176,990
David D. Maxsimic	STIP		41,250	165,000	530,000 (4)	—	—	—	—
	NQO	2/13/09	—	—	—	—	12,745	13.51	70,098
	NQO	3/05/09	—	—	—	—	28,846	13.60	164,999
	RSU	3/05/09	—	—	—	12,132	—	—	164,995
Hilary A. Rapkin	STIP		25,875	103,500	207,000	—	—	—	—
	NQO	2/13/09	—	—	—	—	8,000	13.51	44,000
	NQO	3/05/09	—	—	—	—	15,297	13.60	87,499
	RSU	3/05/09	—	—	—	6,433	—	—	87,489
Robert C. Cornett	STIP		22,559	90,237	180,474	—	—	—	—
	NQO	2/13/09	—	—	—	—	6,981	13.51	38,396
	NQO	3/05/09	—	—	—	—	17,045	13.60	97,497
	RSU	3/05/09	—	—	—	7,169	—	—	97,498

(1)	Type of Award: STIP = Short Term Incentive Program (cash); NQO = Non-Qualified Stock Option; RSU = Restricted Stock Unit. All awards are granted under our 2005 Equity and Incentive Plan.

(2)	Restricted stock units or RSUs granted on March 5, 2009 vest over three years at a rate of one third of the total award per year beginning on the first anniversary of the grant date. The number of RSUs received by each named executive officer was determined by dividing the total award amount granted by the fair market value of our common stock on the date of grant.

(3)	Non-Qualified Stock Options granted on February 13, 2009, vest over two years at a rate of one half of the total award per year beginning on the first anniversary of the grant date. Non-Qualified Stock Options granted on March 5, 2009, vest over three years at a rate of one third of the total award per year beginning on the first anniversary of the grant date. The number of stock options received by each named executive officer was determined by dividing the total award amount granted by the compensation committee by the Black-Scholes valuation of our common stock.

(4)	Includes Mr. Maxsimic’s additional sales incentive award of up to $200,000 at maximum performance achievement. The value of the award paid for 2009 was $50,000.

OPTION EXERCISES AND STOCK VESTED

The following table represents stock options exercised and stock vested in 2009 by each of the named executive officers.

	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	Shares	Realized	Shares	Realized
	Acquired on	on	Acquired on	on Vesting
Name	Exercise (#)	Exercise ($)	Vesting (#)	($)

Michael E. Dubyak	11,300	177,159	64,909	1,321,234
Melissa D. Smith	—	—	17,546	377,272
David D. Maxsimic	14,633	228,567	17,820	377,009
Hilary A. Rapkin	—	—	12,480	283,377
Robert C. Cornett	—	—	10,399	219,161

OUTSTANDING EQUITY AWARDS

The following table represents stock options and unvested stock units held by each of the named executive officers as of December 31, 2009. The stock options and stock units granted prior to February 2005 were granted when Wright Express was a subsidiary of Cendant Corporation and were converted to Wright Express Corporation options and stock units at the time of the initial public offering.

	Option Awards					Stock Awards
									Equity
								Equity	Incentive
			Equity					Incentive Plan	Plan Awards:
			Incentive					Awards:	Market or
			Plan Awards:				Market	Number of	Payout Value
	Number of		Number			Number of	Value of	Unearned	of Unearned
	Securities	Number of	of Securities			Shares or	Shares or	Shares, Units	Shares, Units
	Underlying	Securities	Underlying			Units of	Units of	or Other	or Other
	Unexercised	Underlying	Unexercised	Option		Stock That	Stock That	Rights	Rights That
	Options	Unexercised	Unearned	Exercise	Option	Have Not	Have Not	That Have	Have Not
	(#)	Options (#)	Options	Price	Expiration	Vested	Vested	Not Vested	Vested
Name	Exercisable	Unexerciseable(1)	(#)	($)	Date	(#)(2)	($)(3)	(#)(4)	($) (3)

Michael E. Dubyak	12,334	—	—	14.37	1/22/12	64,642	2,059,494	10,578	337,015
		39,800	—	13.51	2/13/17	—	—	—	—
		87,412	—	13.60	3/5/17	—	—	—	—
Melissa D. Smith		14,836	—	13.51	2/13/17	21,200	675,432	3,878	123,553
		30,944	—	13.60	3/5/17	—	—	—	—
David D. Maxsimic		12,745	—	13.51	2/13/17	20,843	664,058	4,583	146,014
		28,846	—	13.60	3/5/17	—	—	—	—
Hilary A. Rapkin(5)		8,000	—	13.51	2/13/17	12,871	410,070	2,115	67,384
		15,297	—	13.60	3/5/17	—	—	—	—
Robert C. Cornett	11,513	—	—	14.09	4/17/12	13,463	428,931	2,115	67,384
		6,981	—	13.51	2/13/17	—	—	—	—
		17,045	—	13.60	3/5/17	—	—	—	—

(1)	Non-Qualified Stock Options expiring on February 13, 2017 vest over two years at a rate of one half of the total award per year beginning on the first anniversary of the grant date. Non-Qualified Stock Options expiring on March 5, 2017, vest over three years at a rate of one third of the total award per year beginning on the first anniversary of the grant date.

(2)	The following table shows the RSUs, by grant date, which have not yet vested as of December 31, 2009:

	March 31,	March 30,	March 31,	March 5,
Name	2006 (#)	2007 (#)	2008 (#)	2009 (#)	Total

Michael E. Dubyak	6,780	21,098	—	36,764	64,642
Melissa D. Smith	2,170	6,016	—	13,014	21,200
David D. Maxsimic	1,944	6,767	—	12,132	20,843
Hilary A. Rapkin	1,356	3,572	1,510	6,433	12,871
Robert C. Cornett	1,356	3,572	1,366	7,169	13,463

Grant Date	Stock Award Vesting Schedule

March 31, 2006	Vests at a rate of one quarter of the total award per year beginning on the first anniversary of the grant date
March 30, 2007	Vests at a rate of one quarter of the total award per year beginning on the first anniversary of the grant date
March 31, 2008	Vests at a rate of one quarter of the total award per year beginning on the first anniversary of the grant date
March 5, 2009	Vests at a rate of one third of the total award per year beginning on the first anniversary of the grant date

(3)	Reflects the value as calculated based on the closing price of the Company’s common stock ($31.86) on December 31, 2009.

(4)	These amounts represent Performance Based Restricted Stock Units, or PSUs, granted assuming threshold performance conditions are met. The PSUs were granted on September 7, 2007, and may convert to RSUs based on the achievement of predetermined performance goals for the Company’s annual revenue and adjusted net income for 2010.

(5)	Ms. Rapkin was granted PSUs by the Compensation Committee for which the performance metric has not yet been established. The number of shares is 869 at threshold performance; 1,738 at target performance; and, 3,476 at maximum performance. The value of the award is $27,686 at threshold calculated based on the closing price of the Company’s common stock ($31.86) on December 31, 2009.

NON-QUALIFIED DEFERRED COMPENSATION

The following table represents the amounts deferred by each of the named executive officers in the Wright Express Corporation Executive Deferred Compensation Plan, or EDCP, and the Wright Express Corporation Supplemental Investment & Savings Plan, or SERP. The EDCP and SERP, which was frozen to new contributions on December 31, 2004, are described in the Non-qualified Deferred Compensation section of the Compensation Discussion and Analysis.

		Executive	Registrant	Aggregate	Aggregate
		Contributions in	Contributions in	Earnings in	Balance at
Name	Plan	Last FY ($)	Last FY ($)(1)	Last FY ($)(2)	Last FYE ($)

Michael E. Dubyak	SERP	—	—	34,412 (3)	305,666 (3)
	EDCP	60,000	60,000	45,128	588,021
Melissa D. Smith	SERP	—	—	9,962 (3)	50,129 (3)
	EDCP	22,948	22,948	10,867	101,399
David D. Maxsimic	EDCP	19,721	19,721	31,739	186,187
Hilary A. Rapkin	EDCP	12,370	12,370	5,878	55,857
Robert C. Cornett	EDCP	10,785	10,785	6,197	52,230

(1)	Participants in the Wright Express Corporation EDCP are matched on annual incentive compensation payments only. Wright Express matches the executive’s incentive compensation deferral up to a maximum of 6% of their total incentive compensation award. In 2009, no Named Executive Officers received annual incentive compensation awards for 2008, and therefore, no match was provided in 2009.

(2)	Portions of the amounts shown in this column have been previously reported in the Salary, Non-Equity Incentive Plan Compensation and All Other Compensation columns of the Summary Compensation Table in previous years, as follows:

		Non-Equity
		Incentive Plan	All Other
Name	Salary	Compensation	Compensation	Total

Michael E. Dubyak	—	378,129	116,878	495,007
Melissa D. Smith	—	41,232	41,232	82,464
David D. Maxsimic	37,363	37,586	37,586	112,535
Hilary A. Rapkin	—	22,038	22,038	44,076
Robert C. Cornett	—	20,693	20,693	41,386

(3)	Includes the earnings and balance on December 31, 2009, of the SERP. Only Mr. Dubyak and Ms. Smith have balances in this plan.

During the year ended December 31, 2009, participants were given the opportunity to select among various funds in the SERP and EDCP. The table below shows the funds available to participants and their annual rate of return for the year ended December 31, 2009. The investment alternatives in the EDCP are the same as those available under our 401(k) plan with the exception of the BlackRock S&P 500 Index Fund. The comparable fund used in the 401(k), Merrill Lynch Equity Index Trust Tier 13, is a collective trust and cannot be used in a non-qualified plan such as the EDCP.

Rate of Return

SERP

Principal Global Investors Money Market	(0.20)%
Principal Global Investors Bond & Mortgage Securities	20.41%
Principal Global Investors Government & High Quality Bond	4.85%
Principal Global Investors Balanced	20.65%
Principal Global Investors LargeCap Growth	26.36%
Principal Global Investors LargeCap Value	15.79%
Principal Global Investors MidCap Blend	33.26%
Principal Global Investors Diversified International	27.22%
EDCP

American Funds Growth Fund of America (R-4)	34.54%
BlackRock S&P 500 Index (I)	26.15%
The Oakmark Equity & Income Fund	19.84%
Davis New York Venture Fund Incorporated (Y)	32.43%
DWS RREEF Real Estate Securities Fund (A)	29.98%
American EuroPacific Growth Fund (R-4)	39.13%
Goldman Sachs Large Cap Value Fund	25.24%
Perkins MidCap Value Fund	30.37%
Prudential Jennison Small Comp	36.61%
ML Retirement Reserves	0.32%
Oppenheimer Developing Markets Fund (A)	81.73%
Victory Small Business Opportunity Fund (A)	32.87%
PIMCO Total Return Fund (A)	13.58%
Principal High Yield Fund	41.79%
Goldman Sachs Growth Opportunities Fund	58.21%
Wright Express Corporation Common Stock Fund	152.86%

EMPLOYMENT AGREEMENTS, SEVERANCE AND CHANGE OF CONTROL BENEFITS

The Company believes that employment agreements including severance and change of control benefits play an important role in attracting and retaining key executive officers. The Company also believes that in the event, or threat, of a change of control transaction, these agreements reduce uncertainty and provide compensation for the significant levels of executive engagement and support required during an ownership transition that results in the termination of their employment. These employment agreements represent competitive severance and change of control benefits based on analysis conducted by DolmatConnell & Partners, Inc. and reviewed by the Compensation Committee. The Compensation Committee reviews these agreements annually to assess whether the total value to an executive provided by the agreement remains at the level needed to attract and retain executives without being considered excessive in the opinion of the Compensation Committee. The agreements contain the following provisions:

	Mr. Dubyak	Ms. Smith	Mr. Maxsimic	Ms. Rapkin	Mr. Cornett
Basic Severance Benefit

Severance Payment	2x (base salary plus target bonus)	1x (base salary plus target bonus)		1x base salary

Accelerated Vesting of Equity	2 years	1 year	None

Health Benefit Continuation	1 year	1 year	None

Change of Control(1) (COC) Severance Benefit (Double Trigger: requires COC and loss of comparable position)

Severance Payment	3x (base salary plus target bonus)	2x (base salary plus target bonus)

Accelerated Vesting of Equity	100 percent

Health Benefit Continuation	3 years	2 years

Other Agreement Provisions

280G Gross-Up(2)	Yes	No

Non-Compete(3)

Non-Solicitation(4)	2 years for without cause COC termination; 1 year otherwise

Non-Disparagement(5)

Non-Disclosure(6)	Indefinitely

(1)	“Change of control” means, in summary: (i) an acquisition of 50 percent or more of either the then-outstanding shares of common stock or the combined voting power of the then-outstanding voting securities excluding certain specified acquisitions; (ii) a change in the composition of the Board such that the individuals who constitute the Board at that point in time cease to constitute a majority of the Board; (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of shares or assets of another Company excluding certain specified transactions; or (iv) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(2)	In the event any payment or distribution to Mr. Dubyak under his employment agreement is determined to be subject to additional taxes under Section 280G of the Internal Revenue Code, he is entitled to receive a payment on an after-tax basis equal to the excise taxes imposed, and any penalties and interest. The decision to provide Mr. Dubyak with a 280G gross-up was made at the time his agreement was executed in October 2005, after reviewing the standard provisions of agreements for executives at his level. The terms of these agreements continue from their original execution dates; no affirmative action was taken to renew the terms of the agreements.

(3)	Each of the employment agreements signed by the executive officers contains a provision which restricts the executive from performing any acts which advance the interests of any existing or prospective competitors of Wright Express during the period specified in the agreement.

(4)	Each of the employment agreements signed by the executive officers contains a provision which restricts the executive from soliciting customers or employees to terminate their relationship with the Company.

(5)	Each of the employment agreements signed by the executive officers contains a provision which restricts them from making any statements or performing any acts intended or reasonably calculated to advance the interest of any existing or prospective competitor or in any way to injure the interests of or disparage the Company.

(6)	Each of the employment agreements signed by the executive officers contains a provision which restricts the executive from disclosing confidential information as defined in the agreement.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT

The following chart shows the payments to each named executive officer which would be made as a result of possible termination scenarios assuming each had occurred on December 31, 2009

	Voluntary
	Termination or	Involuntary
	Involuntary	Termination	Change in
	Termination For	Without	Control With
	Cause	Cause	Termination	Disability	Death
Named Executive Officer	($)	($)	($)	($)	($)

Michael E. Dubyak
Acceleration of Equity Awards(1)	—	4,791,043	6,112,468	—	6,112,468
Salary and Benefits Continuation	—	1,062,952	1,594,428	—	—
Short Term Incentive Program	—	1,030,000	1,545,000	515,000	515,000
Non-Qualified Plan(2)	773,687	773,687	773,687	773,687	773,687
280G Gross-up	—	—	2,572,527	—	—

Total	773,687	7,657,682	12,598,110	1,288,687	7,401,155

Melissa D. Smith
Acceleration of Equity Awards(1)	—	833,075	2,133,983	—	2,133,983
Salary and Benefits Continuation	—	325,013	650,026	—	—
Short Term Incentive Program	—	192,000	384,000	192,000	192,000
Non-Qualified Plan(2)	105,632	105,632	105,632	105,632	105,632

Total	105,632	1,455,720	3,273,641	297,632	2,431,615

David D. Maxsimic
Acceleration of Equity Awards(1)	—	—	1,989,147	—	1,989,147
Salary and Benefits Continuation	—	300,000	629,601	—	—
Short Term Incentive Program	—	165,000	330,000	165,000	165,000
Non-Qualified Plan(2)	146,745	146,745	146,745	146,745	146,745

Total	146,745	611,745	3,095,493	311,745	2,300,892

Hilary A. Rapkin
Acceleration of Equity Awards(1)	—	—	1,152,312	—	1,152,312
Salary and Benefits Continuation	—	230,000	492,738	—	—
Short Term Incentive Program	—	—	207,000	103,500	103,500
Non-Qualified Plan(2)	31,117	31,117	31,117	31,117	31,117

Total	31,117	261,117	1,883,167	134,617	1,286,929

	Voluntary
	Termination or	Involuntary
	Involuntary	Termination	Change in
	Termination For	Without	Control With
	Cause	Cause	Termination	Disability	Death
Named Executive Officer	($)	($)	($)	($)	($)

Robert C. Cornett
Acceleration of Equity Awards(1)	—	—	1,194,400	—	1,194,400
Salary and Benefits Continuation	—	200,527	423,324	—	—
Short Term Incentive Program	—	—	180,474	90,237	90,237
Non-Qualified Plan(2)	30,660	30,660	30,660	30,660	30,660

Total	30,660	231,187	1,828,858	120,897	1,315,297

(1)	For purposes of these calculations, the stock price used to calculate potential payments was the closing price on December 31, 2009, being $31.86.

(2)	As used in this table, Non-Qualified Plan Payout includes the participants’ balances in their EDCP and SERP accounts.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information about shares of common stock that may be issued under the Company’s equity compensation plans as of December 31, 2009. The Company’s only equity compensation plan, the 2005 Equity and Incentive Plan, has been approved by our stockholders. This table does not reflect additional shares that would be available for issuance if Proposal 2, relating to the 2010 Equity and Incentive Plan, is approved by stockholders at the Annual Meeting.

Number of Securities
	Number of		Remaining Available
	Securities to be		for Future Issuance
	Issued Upon	Weighted-Average	Under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options	Outstanding Options	(Excluding Securities
	and Restricted	(Excludes Restricted	Reflected in First
	Stock Units	Stock Units)	Column)
Plan Category	(#)	($)	(#)

Equity compensation plans approved by Company security holders	1,175,228	$13.58	858,263

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on a review of the reports and written representations submitted to us, we believe that during 2010 all filings with the SEC by our officers, directors and 10 percent stockholders timely complied with requirements for reporting ownership and changes in ownership of our common stock under Section 16(a) of the Securities Exchange Act of 1934.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which Wright Express is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5 percent stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our General Counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our Board’s Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the Audit Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between meetings, subject to ratification by the Audit Committee at its next meeting. Any related person transactions that are ongoing in nature are reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the transaction. The Audit Committee will review and consider such information regarding the related person transaction as it deems appropriate under the circumstances.

The Audit Committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is not inconsistent with the Company’s best interests. The committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, the Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•	interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10 percent equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than the greater of $750,000 or 1 percent of the annual consolidated gross revenues of the other entity that is a party to the transaction, and (d) the amount involved in the transaction equals less than 2 percent of the Company’s annual consolidated gross revenues; and

•	a transaction that is specifically contemplated by provisions of the Company’s charter or bylaws.

There were no relationships or related transactions in 2010 which required review under the policy.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

INFORMATION ABOUT VOTING PROCEDURES

How is my vote counted?

You may vote “for” each director nominee or withhold your vote from one or more of the nominees.

You may vote “for” or “against” or “abstain” from voting on the proposals regarding approval of the 2010 Plan and ratification of the independent registered public accounting firm. If you abstain from voting on either of these proposals, it will have the same effect as a vote “against” the proposal.

If you provide your voting instructions on your proxy, your shares will be voted:

•	as you instruct, and

•	according to the best judgment of the persons named in the proxy if a proposal comes up for a vote at the meeting that is not on the proxy.

If you do not indicate a specific choice on the proxy you sign and submit, your shares will be voted:

•	for the two named nominees for directors,

•	for the approval of the 2010 Plan, and

•	for the ratification of Deloitte & Touche LLP as the auditors.

What if I do not vote?

The effect of not voting will depend on how your share ownership is registered. If you own shares as a registered holder and you do not vote, then your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. If a quorum is obtained, then your unvoted shares will not affect whether a proposal is approved or rejected.

If you are a shareholder whose shares are not registered in your name and you do not vote, then your bank, broker or other holder of record may still represent your shares at the meeting for purposes of obtaining a quorum. In the absence of your voting instructions, your bank, broker or other holder of record may not be able to vote your shares in its discretion depending on the proposal before the meeting. For example, your bank, broker or other holder of record will not be able to vote your shares in its discretion “for” or “against” the approval of the 2010 Plan. Also, as a result of new rules applicable to director elections after January 1, 2010, your broker may no longer vote your shares in its discretion in the election of directors; therefore, you must vote your shares if you want them to be counted in the election of directors. Your broker may however vote your shares in its discretion on routine matters such as the ratification of the Company’s independent auditors.

What if I change my mind after I submit my proxy?

You may revoke your proxy and change your vote by:

•	signing a proxy card with a later date and returning it before the polls close at the meeting, or

•	voting at the meeting.

What happens if a director nominee is unable to stand for election?

The Board may reduce the number of directors or select a substitute nominee. In the latter case, if you have submitted your proxy, the persons named in the proxy can vote your shares for a substitute nominee. The person you authorize to vote on your behalf cannot vote for more than two nominees.

What constitutes a quorum?

In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the holders of one-third of the shares of common stock issued and outstanding on the record date and entitled to vote.

Shares of common stock represented in person or by proxy (including shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for purposes of determining whether a quorum exists. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

How many votes are needed to approve the election of the directors?

Directors will be elected by a plurality of the votes cast at the meeting.

How many votes are needed to approve the 2010 Plan and the proposal to ratify the selection of the independent registered public accounting firm?

The 2010 Plan will be approved and the selection of the independent registered public accounting firm will be ratified if a majority of the shares present at the meeting in person, or by proxy, and entitled to vote at the meeting vote for approval. An abstention will have the effect of a vote against the proposal. A broker non-vote will be treated as not being entitled to vote on the proposal and will not be counted for purposes of determining whether the proposal has been approved. Under the listing requirements of the NYSE, approval of the 2010 Plan also requires that (a) a majority of the common stock issued, outstanding and entitled to vote at the annual meeting must actually vote on the matter (with abstentions counting as votes and broker non-votes not counting as votes).

What is the effect of not providing voting instructions if my shares are held in street name?

Brokerage firms that have not received instruction from a beneficial owner have authority to vote clients’ unvoted shares on some “routine” matters. When a brokerage firm votes its clients’ unvoted shares on routine matters, these shares are counted to determine if a quorum exists to conduct business at the meeting. A brokerage firm cannot, however, vote clients’ unvoted shares on non-routine matters without instruction, and this results in a broker non-vote.

The Company’s proposal concerning the ratification of the independent registered public accounting firm is considered a routine matter on which a broker may vote in his discretion. The Company’s proposals concerning the election of directors and the approval of the 2010 Plan are considered non-routine matters. Accordingly, your failure to provide voting instructions will result in a broker non-vote, which will not count as a vote for the purpose of approving the 2010 Plan and meeting the NYSE’s minimum vote requirements. Please see “What if I do not vote?” and “How many votes are needed to approve the 2010 Plan and the proposal to ratify the selection of the independent registered public accounting firm?” for additional information.

What is the effect of not submitting my proxy if my shares are held in the Wright Express Corporation Employee Savings Plan?

The trustee for the Wright Express Corporation Employee Savings Plan, which is often referred to as the 401(k) plan, will vote the shares of participants who do not give specific instructions in the same proportion as those shares voted by plan participants who return proxies.

What does it mean if I receive more than one proxy card?

It means that you hold your shares in multiple accounts. Please be sure to complete and submit all proxies that you received to ensure that all your shares are voted.

Where do I find voting results of the meeting?

We will announce preliminary voting results at the annual meeting. We will also publish the preliminary or, if available, the final results in a current report on Form 8-K within four business days of the end of the meeting. You may access a copy electronically on our website or through the SEC’s “EDGAR” website at www.sec.gov. Voting results will be tabulated and certified by our transfer agent, American Stock Transfer & Trust Company.

Who pays the cost for proxy solicitation?

The Company pays for distributing and soliciting proxies. As a part of this process, the Company reimburses brokers, nominees, fiduciaries and other custodians for reasonable fees and expenses in forwarding proxy materials to stockholders. The Company is not using an outside proxy solicitation firm, but employees of the Company or its subsidiaries may solicit proxies through mail, telephone, the Internet or other means. Employees do not receive additional compensation for soliciting proxies.

How do I submit a stockholder proposal, including suggesting a candidate for nomination as a director to the Corporate Governance Committee, for next year’s annual meeting?

Any proposal that a stockholder wishes to be considered for inclusion in our proxy statement and proxy card for the 2011 annual meeting of stockholders must comply with the requirements of Rule 14a-8 under the Exchange Act and must be submitted to the Corporate Secretary, 97 Darling Avenue, South Portland, ME 04106, no later than December 24, 2010. However, in the event that the annual meeting is called for a date that is not within thirty days before or after May 21, 2011, notice by the stockholder must be received a reasonable time before we begin to print and mail our proxy materials for the 2011 annual meeting of stockholders.

If a stockholder wishes to present a proposal before the 2011 annual meeting but does not wish to have a proposal considered for inclusion in our proxy statement and proxy in accordance with Rule 14a-8 or to nominate someone for election as a director, the stockholder must give written notice to our Corporate Secretary at the address noted above. To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received not earlier than January 21, 2011, nor later than February 20, 2011. However, in the event that the annual meeting is called for a date that is not within twenty-five days before or after May 21, 2011, notice by the stockholder must be received no earlier than 120 days prior to the annual meeting and no later than the later of the 90th day prior to the annual meeting or the tenth day following the day on which notice of the date of the annual meeting is first mailed or publicly disclosed. The Company’s By-Laws contain specific procedural requirements regarding a stockholder’s ability to nominate a director or submit a proposal to be considered at a meeting of stockholders. The By-Laws are available on our website at www.wrightexpress.com, under the Corporate Governance tab.

For next year’s annual meeting of stockholders, the persons appointed by proxy to vote stockholders’ shares will vote those shares according to their best judgment on any stockholder proposal the Company receives after February 20, 2011.

What is “householding”?

“Householding” means that we deliver a single set of proxy materials to households with multiple stockholders, provided such stockholders give their affirmative or implied consent and certain other conditions are met.

Some households with multiple stockholders already may have provided the Company with their affirmative consent or given a general consent to householding. We will provide only one set of proxy materials to each such household, unless we receive contrary instructions.

We will promptly deliver separate copies of our proxy statement and annual report, or deliver multiple copies in the future, at the request of any stockholder who is in a household that participates in the householding of the Company’s proxy materials. You may call our Investor Relations department at (866) 230-1633 or send your request to:

Wright Express Corporation
Attention: Investor Relations — Annual Meeting
97 Darling Avenue
South Portland, ME 04106
Email: investors@wrightexpress.com

If you currently receive multiple copies of the Company’s proxy materials and would like to participate in householding, please contact the Investor Relations department at the above address.

What is meant by “incorporation by reference”?

“Incorporation by reference” means that we refer to information that previously has been filed with the SEC, so the information should be considered as part of the filing you are reading. Based on SEC rules, the sections entitled “Audit Committee Report” and the “Compensation Committee Report,” of this proxy statement and the information regarding the Audit Committee Charter and the independence of the Audit Committee members specifically are not incorporated by reference into any other filings with the SEC.

You receive this proxy statement as part of the proxy materials for the annual meeting of stockholders. You may not consider this proxy statement as material for soliciting the purchase or sale of our Company’s common stock.

How do I obtain directions to the annual meeting, notify you that I will attend the annual meeting or request future copies of your proxy materials?

Seating is limited and, therefore, we request that you please notify us if you intend to attend the annual meeting in person. In order to do so, you may either:

•	write or email the Investor Relations office at this address:

Wright Express Corporation
Attention: Investor Relations — Annual Meeting
97 Darling Avenue
South Portland, ME 04106
Email: investors@wrightexpress.com

- or -

•	call the Investor Relations department at (866) 230-1633.

If you need directions on how to get to our Long Creek Campus offices in order to attend our annual meeting, please refer to our website at http://www.wrightexpress.com/About/directions.html or contact our Investor Relations office.

If you require copies of these or any future proxy materials, please refer to Investor Relations page of our website at www.wrightexpress.com or contact our Investor Relations office.

How do I request a copy of your annual report on Form 10-K?

We will provide you with a copy, without charge, of our Form 10-K, including the financial statements, for our most recently ended fiscal year, upon request to our Investor Relations Department.

By Order of the Board of Directors,

Hilary A. Rapkin
SENIOR VICE PRESIDENT,
GENERAL COUNSEL AND
CORPORATE SECRETARY

April 23, 2010
SOUTH PORTLAND, MAINE

Appendix A

APPROVAL OF 2010 EQUITY AND INCENTIVE PLAN

On April 19, 2010, the Board of Directors of the Company adopted, subject to stockholder approval, the Wright Express Corporation 2010 Equity and Incentive Plan (the “2010 Plan”). Subject to adjustment in the event of stock splits and other similar events, awards may be issued under the 2010 Plan for up to the sum of (i) 8,185,500 shares of Common Stock and (ii) such additional number of shares of Common Stock (up to 1,596,169) as is equal to (x) the number of shares of Common Stock reserved for issuance under the Company’s Amended and Restated 2005 Equity and Incentive Plan (the “Existing Plan”) that remained available for grant under the Existing Plan immediately prior to the Board of Directors’ approval of the 2010 Plan and (y) the number of shares of Common Stock subject to awards under the Existing Plan which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the Company pursuant to a contractual repurchase right.

The 2010 Plan is intended to replace the Existing Plan which was the company’s only equity plan. As of March 31, 2010, options to purchase 746,016 shares of Common Stock were outstanding under the Existing Plan with a weighted-average remaining term (WART) of 7.11 years and a weighted average exercise price (WAEP) of $16.46, 263,322 shares of Common Stock were subject to outstanding performance awards under the Existing Plan, 362,714 shares of Common Stock were subject to outstanding restricted stock unit awards under the Existing Plan and an additional 224,117 shares were reserved for future awards under the Existing Plan. Upon the approval by the stockholders of the 2010 Plan, the Company will make no further awards under the Existing Plan, however all outstanding awards will remain in effect. If the stockholders do not approve the 2010 Plan, then the Existing Plan will remain in effect.

The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel. Accordingly, the Board of Directors believes adoption of the 2010 Plan is in the best interests of the Company and its stockholders and recommends a vote “FOR” the approval of the 2010 Plan and the reservation of shares of Common Stock for issuance thereunder.

Description of the 2010 Plan

The following is a brief summary of the 2010 Plan, a copy of which is attached as Appendix B to this Proxy Statement.

Types of Awards

The 2010 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units, director awards, other stock-based awards, cash-based awards and performance awards as described below (collectively, “Awards”).

Incentive Stock Options and Non-statutory Stock Options.  Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. The exercise price of options must not be less than the fair market value of the Common Stock on the date of grant of the option (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). Options may not be granted for a term in excess of ten years (or five years in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). The 2010 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) subject to certain conditions, surrender to the Company of shares of Common Stock, (iii) subject to certain conditions, for non-statutory stock options, delivery of a notice of “net exercise”, (iv) subject to certain conditions, delivery to the Company of a promissory note, (v) any other lawful means, or (vi) any combination of these forms of payment.

Stock Appreciation Rights.  A Stock Appreciation Right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in Common Stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. SARs may be granted independently or in tandem with an Option.

Restricted Stock Awards.  Restricted stock awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award. The Board of Directors will determine the terms and conditions of the applicable Award, including the conditions for vesting (subject to the minimum vesting requirements described below) and the repurchase and issue price, if any.

Restricted Stock Unit Awards.  Restricted stock unit awards entitle the recipient to receive shares of Common Stock to be delivered at the time such shares vest pursuant to the terms and conditions established by the Board of Directors. The Board of Directors will determine the terms and conditions of the applicable Award, including the conditions for vesting (subject to the minimum vesting requirements described below) and the repurchase and issue price, if any.

Director Awards.  The 2010 Plan provides for awards of restricted stock units to be issued for purposes of satisfying the Company’s obligations under its Non-Employee Director Deferred Compensation Plan (the “Deferred Compensation Plan”). Awards granted under the Deferred Compensation Plan are fully vested upon receipt by the directors and each director will receive a one-time distribution of common stock with respect to all vested and nonforfeitable restricted stock units then credited to the director’s account under the Deferred Compensation Plan on the date which is 200 days immediately following the date upon which such director’s service as a member of the Company’s Board of Directors terminates for any reason. In addition, the 2010 Plan provides for the grant of restricted stock units to non-employee members of the Board of Directors for the purpose of fulfilling the Company’s obligation to compensate each non-employee director (“Annual Director Awards”). The Annual Director Awards are granted at the annual meeting of stockholders. All non-employee directors shall, at the time of the 2010 annual stockholders’ meeting, be granted a number of restricted stock units worth the equivalent of $70,000 ($127,500 in the case of the Lead Independent Director) at the then current stock price. Such restricted stock units will vest annually on a pro rata basis over a three-year period. The Board of Directors also retains authority under the 2010 Plan to grant other types of Awards in addition to or in lieu of the restricted stock units issued pursuant to the Deferred Compensation Plan and the Annual Director Awards. All such Awards granted to non-employee members of the Board of Directors are referred to as the “Director Awards.” Any discretionary Awards granted to directors must be granted by a committee of independent directors.

Other Stock-Based and Other Cash-Based Awards.  Under the 2010 Plan, the Board of Directors has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board of Directors may determine, including the grant of shares based upon certain conditions, the grant of Awards that are valued in whole or in part by reference to, or otherwise based on, shares of Common Stock, and the grant of Awards entitling recipients to receive shares of Common Stock to be delivered in the future. The Board of Directors will determine the terms and conditions of the applicable Award, including the conditions for vesting (subject to the minimum vesting requirements described below) and the repurchase and issue price, if any. The Company may also grant awards denominated in cash rather than shares of Common Stock.

Performance Awards.  The Compensation Committee may determine, at the time of grant, that a restricted stock award, restricted stock unit award, other stock-based award or other cash-based award granted to an officer will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. We refer to these as “Performance Awards.” The performance criteria for each such Award will be based on one or more of the following measures, which may be determined pursuant to GAAP or on a non-GAAP basis:

•	pre-tax income or after-tax income,

•	income or earnings, including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization or extraordinary or special items,

•	net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements,

•	earnings or book value per share (basic or diluted),

•	return on assets (gross or net), return on investment, return on capital, or return on equity, (vi) return on revenues,

•	cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital,

•	economic value created,

•	operating margin or profit margin,

•	stock price or total stockholder return,

•	income or earnings from continuing operations,

•	revenue, sales, sales growth, earnings growth or market share,

•	achievement of balance sheet objectives,

•	cost targets, reductions and savings, expense management, productivity and efficiencies, improvement of financial ratings; and

•	strategic business criteria, consisting of one or more objectives based on meeting specified employee satisfaction, human resource management, supervision of litigation, information technology, customer satisfaction, and goals relating to acquisitions, divestitures, joint ventures and similar transactions. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated.

The Committee may specify that such performance measures shall be adjusted to exclude any one or more of

•	extraordinary items,

•	gains or losses on the dispositions of discontinued operations,

•	the cumulative effects of changes in accounting principles,

•	the writedown of any asset,

•	fluctuation in foreign currency exchange rates,

•	charges for restructuring and rationalization programs,

•	non-cash, mark-to-market adjustments on derivative instruments,

•	amortization of purchased intangibles,

•	the net impact of tax rate changes,

•	non-cash asset impairment charges, and

•	gains on extinguishment of the tax receivable agreement

Such performance measures:

•	may vary by participant and may be different for different awards;

•	may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and

•	shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m).

Awards that are not intended to qualify as Performance Awards may be based on these or such other performance measures as the Board of Directors or the Compensation Committee may determine. The Compensation Committee shall have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

Minimum Vesting Periods

The 2010 Plan generally requires that all restricted stock awards, restricted stock unit awards and other stock-based awards will be subject to the following minimum vesting provisions:

•	Awards that vest solely based on the passage of time may not vest sooner than ratably over three years; and

•	Awards that do not vest based solely on the passage of time may not vest prior to the first anniversary of their grant.

These minimum vesting requirements can be waived in extraordinary circumstances, including the death or disability of the recipient, the termination of the recipient’s employment or service relationship under specified circumstances or upon a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company. The minimum vesting requirements do not apply to Director Awards. In addition, restricted stock awards, restricted stock unit awards and other stock-based awards for up to an aggregate of 10% of the maximum number of shares of Common Stock authorized for issuance under the 2010 Plan may be granted without satisfying the minimum vesting requirements.

Restrictions on Repricings

Unless approved by the Company’s stockholders:

•	No option or SAR granted under the 2010 Plan may be amended to provide an exercise price that is lower than its then-current exercise price (other than adjustments for changes in capitalization); and

•	The Board of Directors may not cancel any outstanding option or SAR (whether or not granted under the 2010 Plan) and grant in substitution therefor new awards under the 2010 Plan covering the same or a different number of shares of Common Stock and having an exercise price lower than the then-current exercise price of the cancelled option or SAR.

Transferability of Awards

Except as the Board of Directors may otherwise determine or provide in an Award, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the Participant.

Eligibility to Receive Awards

Employees, officers, directors, consultants and advisors of the Company and any of its present or future parents or subsidiaries, and of other business ventures in which the Company has a controlling interest are eligible to be granted Awards under the 2010 Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its parents and subsidiaries.

The maximum number of shares with respect to which Awards may be granted to any participant under the 2010 Plan may not exceed 1,000,000 shares per calendar year for Awards issued in the form of options and SARs and 1,000,000 shares per calendar year for Awards granted in the form of restricted stock awards, restricted stock unit awards or other stock-based awards. For purposes of this limit, the combination of an option in tandem with a SAR is treated as a single award. The maximum amount of any cash-based award paid to any participant under the 2010 Plan shall be $10,000,000 per calendar year.

Shares Issuable Under the 2010 Plan

Subject to adjustment in the event of stock splits and other similar events, awards may be issued under the 2010 Plan for up to the sum of:

•	8,185,500 shares of Common Stock; and

•	such additional number of shares of Common Stock (up to 1,596,169) as is equal to (x) the number of shares of Common Stock reserved for issuance under the Existing Plan that remained available for grant under the Existing Plan immediately prior to the Board of Director’s approval of the 2010 Plan and (y) the number of shares of Common Stock subject to awards under the Existing Plan which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the Company pursuant to a contractual repurchase right

The 2010 Plan uses a “fungible share” concept under which each share of Common Stock subject to Awards granted as options and SARs cause one share of Common Stock per share under the Award to be removed from the available share pool, while each share of Common stock subject to Awards granted as restricted stock, restricted stock units, or other stock-based awards where the price charged for the award is less than 100% of the fair market value of our Common Stock on the date of grant of the Award will cause 1.53 shares of Common Stock per share under the Award to be removed from the available share pool. Shares of Common Stock covered by awards under the 2010 Plan that are forfeited, cancelled or otherwise expire without having been exercised or settled, or that are settled by cash or other non-share consideration, become available for issuance pursuant to a new Award and will be credited back to the pool at the same rates described above.

If any Award expires, terminates, is cancelled or otherwise results in shares of Common Stock not being issued, the unused shares covered by such Award will generally become available for future grant under the 2010 Plan. However, any shares of Common Stock tendered to pay the exercise price of an Award (either by actual delivery, attestation or net exercise) or to satisfy tax withholding obligations and any shares of Common Stock repurchased on the open market using the proceeds from the exercise of an Award shall not become available for future grant under the 2010 Plan. In addition, the full number of shares of Common Stock subject to any stock-settled SAR will count against the shares available for issuance under the 2010 Plan, regardless of the number of shares of Common Stock actually issued to settle such SAR upon exercise.

Plan Benefits

As of April 15, 2010, approximately 757 persons were eligible to receive Awards under the 2010 Plan, including the Company’s nine executive officers and seven non-employee directors. The granting of Awards under the 2010 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group. However, under the 2007 Non-Employee Director

Compensation Plan, each non-employee director will receive an award at the 2010 annual stockholder meeting pursuant to the following terms:

Independent Lead Director
• Rowland T. Moriarty	A grant will be made for that number of RSUs worth the equivalent of $127,500 at the then current stock price. Such RSUs will vest annually over a three year period.
All other Non-Employee Directors
• Shikhar Ghosh • Ronald T. Maheu • George L. McTavish • Kirk P. Pond • Regina O. Sommer • Jack VanWoerkom	A grant will be made for that number of RSUs worth the equivalent of $70,000 at the then current stock price. Such RSUs will vest annually over a three year period.

On April 15, 2010, the last reported sale price of the Company Common Stock on the New York Stock Exchange was $34.08.

Administration

The 2010 Plan is administered by the Board of Directors. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2010 Plan and to interpret the provisions of the 2010 Plan. Pursuant to the terms of the 2010 Plan, the Board of Directors may delegate authority under the 2010 Plan to one or more committees or subcommittees of the Board of Directors. The Board of Directors has authorized the Compensation Committee to administer certain aspects of the 2010 Plan, including the granting of options to executive officers.

Subject to any applicable limitations contained in the 2010 Plan, the Board of Directors, the Compensation Committee, or any other committee to whom the Board of Directors delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of fair market value of the Common Stock), (iii) the duration of options (which may not exceed 10 years) and (iv) the number of shares of Common Stock subject to any SAR, restricted stock award, restricted stock unit award or other stock-based awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

Reorganization Events

The Board of Directors is required to make appropriate adjustments in connection with the 2010 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2010 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled or (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company. In connection with a Reorganization Event, the Board of Directors or the Compensation Committee may take any one or more of the following actions as to all or any outstanding Awards other than restricted stock awards on such terms as the Board or the Committee determines: (i) provide that Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice, provide that all unexercised Options or other unexercised Awards will become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice, (iii) provide that outstanding Awards will become realizable or deliverable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to an Award holder equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the vested portion of the holder’s Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all the vested portion of the holder’s outstanding Awards, in exchange for the termination of such Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing. The Board of Directors or the Committee is not obligated under the 2010 Plan to treat all Awards, all Awards held by any participant or all Awards of the same type, identically.

With respect to restricted stock awards, the 2010 Plan generally provides that the Company’s repurchase and other rights under such Awards will inure to the benefit of the acquiring or succeeding corporation and will apply to the cash, securities or other property into which the Common Stock is converted.

Change in Control Events

The 2010 Plan also contains provisions addressing the consequences of any change in control event (as defined in the 2010 Plan). Except to the extent otherwise provided in the instrument evidencing an Award or in any other agreement, in the event that the participant is terminated by the Company or its successor without cause (as defined in the 2010 Plan) or the participant resigns for good reason (as defined in the 2010 Plan), in each case within 12 months following the change in control event, then:

•	all options and SARs held by such participant shall automatically become exercisable in full; and

•	the restrictions and conditions on all other Awards then held by the participant will be deemed waived in full.

Acceleration

In the case of restricted stock awards, restricted stock unit awards and other stock-based awards, subject to the minimum vesting requirements set forth above and the limitations applicable to Performance Awards, the Board of Directors or the Compensation Committee may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

In the case of options and SARs, the Board of Directors or the Committee may provide for acceleration of vesting upon the death or disability of the participant, the termination of the participant under specified circumstances, or upon a merger, consolidation, sale, reorganization, recapitalization or change in control of the Company. In addition, the Board of Directors of the Committee may provide for the acceleration of vesting of options and SARs in any other circumstance, provided that the number of options and SARs that may be accelerated, together with any restricted stock awards, restricted stock unit awards and other stock-based awards that do not satisfy the minimum vesting requirements set forth above, may not exceed in the aggregate 10% of the maximum number of shares of Common Stock authorized for issuance under the 2010 Plan.

Substitute Awards

In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms, as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the 2010 Plan. Substitute Awards will not count against the 2010 Plan’s overall share limit, except as may be required by the Code.

Provisions for Foreign Participants

The Board of Directors or the Compensation Committee may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2010 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

No Award may be made under the 2010 Plan after April 19, 2020 but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2010 Plan; provided that no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained. In addition, if the New York Stock Exchange amends its corporate governance rules so that they no longer require stockholder approval of “material revisions” of equity-compensation plans, stockholder approval would nevertheless be required for any amendment that materially increases benefits to participants, materially increases the number of securities available for issuance under the 2010 Plan (other than to reflect changes in capitalization) or materially expands the eligible participants.

If stockholders do not approve the adoption of the 2010 Plan, the 2010 Plan will not go into effect, and the Company will not grant any Awards under the 2010 Plan, however, the Company will continue to grant awards under the Existing Plan. In such event, the Board of Directors will consider whether to adopt alternative arrangements based on its assessment of the needs of the Company.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2010 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Non-statutory Stock Options

A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of a SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based award granted under the 2010 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying Common Stock.

Tax Consequences to the Company

There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Appendix B

WRIGHT EXPRESS CORPORATION

2010 EQUITY AND INCENTIVE PLAN

1.	Purpose

The purpose of this 2010 Equity and Incentive Plan (the “Plan”) of Wright Express Corporation, a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as such terms are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” “Award” means Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), Restricted Stock Units (as defined in Section 7), Director Awards (as defined in Section 8), Other Stock-Based Awards (as defined in Section 9), Cash-Based Awards (as defined in Section 9) and Performance Awards (as defined in Section 10).

3.	Administration and Delegation

(a) Administration by Board of Directors.  The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b) Appointment of Committees.  To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c) Delegation to Officers.  To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Options and other Awards that constitute rights under Delaware law (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of such Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to such Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant such Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by

Rule 16a-1 under the Exchange Act). The Board may not delegate authority under this Section 3(c) to grant Restricted Stock, unless Delaware law then permits such delegation.

(d) Awards to Non-Employee Directors.  Discretionary Awards to non-employee directors may be granted and administered only by a Committee, all of the members of which are independent directors as defined by Section 303A.02 of the New York Stock Exchange Listed Company Manual.

4.	Stock Available for Awards

(a) Number of Shares; Share Counting.

(1) Authorized Number of Shares.  Subject to adjustment under Section 11, Awards may be made under the Plan for up to the sum of (i) 8,185,500 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”) and (ii) such additional number of shares of Common Stock (up to 1,596,169 shares) as is equal to the sum of (x) the number of shares of Common Stock reserved for issuance under the Company’s Amended and Restated 2005 Equity and Incentive Plan (the “Existing Plan”) that remain available for grant under the Existing Plan immediately prior to Board approval of this Plan and (y) the number of shares of Common Stock subject to awards granted under the Existing Plan which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of Incentive Stock Options (as defined in Section 5(b)) to any limitations of the Code. Any or all of which Awards may be in the form of Incentive Stock Options. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(2) Fungible Share Pool.  Subject to adjustment under Section 11, any Award that is not a Full-Value Award shall be counted against the share limits specified in Sections 4(a)(1) as one share for each share of Common Stock subject to such Award and any Award that is a Full-Value Award shall be counted against the share limits specified in Sections 4(a)(1) as 1.53 shares for each one share of Common Stock subject to such Full-Value Award. “Full-Value Award” means any Restricted Stock Award, Other Stock-Based Award or Performance Award (including Restricted Stock Units and Deferred Stock Units) with a per share price or per unit purchase price lower than 100% of Fair Market Value (as defined below) on the date of grant. To the extent a share that was subject to an Award that counted as one share is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with one share. To the extent that a share that was subject to an Award that counts as 1.53 shares is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with 1.53 shares.

(3) Share Counting.  For purposes of counting the number of shares available for the grant of Awards under the Plan:

(A) all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan; provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants a SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;

(B) if any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of a SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of a SAR, the number of shares counted against the shares available under the Plan shall be the full number of shares subject to the

SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR;

(C) shares of Common Stock delivered by actual delivery, attestation, or net exercise to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and

(D) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

(b) Sub-limits.  Subject to adjustment under Section 11, (i) the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan in the form of Options or SARs shall be 1,000,000 per calendar year and (ii) the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan in the form of Restricted Stock Awards or Other Stock-Based Awards shall be 1,000,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with a SAR shall be treated as a single Award. The per Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(c) Substitute Awards.  In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

5.	Stock Options

(a) General.  The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(b) Incentive Stock Options.  An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Wright Express Corporation, any of Wright Express Corporation’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price.  The Board shall establish the exercise price of each Option and specify the exercise price in the applicable Option agreement. The exercise price shall be not less than 100% of the fair market value per share of Common Stock as determined by (or in a manner approved by) the Board (“Fair Market Value”) on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

(d) Duration of Options.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e) Exercise of Options.  Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f) Payment Upon Exercise.  Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as may otherwise be provided in the applicable Option agreement or approved by the Board, in its sole discretion, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) to the extent provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the Fair Market Value on the date of exercise;

(5) to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(6) by any combination of the above permitted forms of payment.

(g) Limitation on Repricing.  Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 11): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share below the then-current Fair Market Value, other than pursuant to Section 11, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the New York Stock Exchange (“NYSE”).

6.	Stock Appreciation Rights

(a) General.  The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.

(b) Measurement Price.  The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of a SAR effective as of a future date, the measurement price shall be not less than 100% of the Fair Market Value on such future date.

(c) Duration of SARs.  Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(d) Exercise of SARs.  SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.

(e) Limitation on Repricing.  Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 11): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise or measurement price per share lower than the then-current measurement price per share of the cancelled SAR, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share below the then-current Fair Market Value, other than pursuant to Section 11, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NYSE.

7.	Restricted Stock; Restricted Stock Units

(a) General.  The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions for All Restricted Stock Awards.  The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any. Restricted Stock Awards that vest solely based on the passage of time (excluding Director Awards) shall be zero percent vested prior to the first anniversary of the date of grant, no more than one-third vested prior to the second anniversary of the date of grant, and no more than two-thirds vested prior to the third anniversary of the date of grant. Restricted Stock Awards that do not vest solely based on the passage of time (excluding Director Awards and Performance Awards) shall not vest prior to the first anniversary of the date of grant. The two foregoing sentences shall not apply to Restricted Stock Awards and Other Stock-Based Awards granted, in the aggregate, for up to 10% of the maximum number of authorized shares set forth in Section 4(a)(1). Notwithstanding any other provision of the Plan (other than Section 10, if applicable), the Board may, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify the restrictions applicable to the Restricted Stock Award, in whole or in part, in the event of the death or disability of the Participant; the termination of the Participant’s employment by or service to the Company under specified circumstances; or a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company

(c) Additional Provisions Relating to Restricted Stock.

(1) Dividends.  Unless otherwise provided in the applicable Award agreement, any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Accrued Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Accrued Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock.

(2) Stock Certificates.  The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.

(d) Additional Provisions Relating to Restricted Stock Units.

(1) Settlement.  Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or (if so provided in the applicable Award agreement) an amount of cash equal to the Fair Market Value of one share of Common Stock. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Section 409A of the Code.

(2) Voting Rights.  A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3) Dividend Equivalents.  The Award agreement for Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participant, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, in each case to the extent provided in the Award agreement.

8.	Director Deferred Compensation Awards.

(a) General.  The Board shall grant the following Awards to non-employee directors (“Director Awards”):

(1) The Company shall issue Restricted Stock Units pursuant to this Section 8(a)(1) for the purpose of fulfilling the Company’s obligations under its Non-Employee Director Deferred Compensation Plan (the “Deferred Compensation Plan”); provided, that certain terms and conditions of the grant and payment of such Restricted Stock Units set forth in the Deferred Compensation Plan (and only to the extent set forth in such plan) shall supercede the terms generally applicable to Restricted Stock Units granted under the Plan. Restricted Stock Units granted under this subsection need not be evidenced by an Award Agreement unless the Committee determines that such an Award Agreement is desirable for the furtherance of the purposes of the Plan and the Deferred Compensation Plan.

(2) The Company shall issue Restricted Stock Units payable only in Common Stock (unless the Board determines otherwise) pursuant to this Section 8(a)(2) for the purpose of fulfilling the Company’s obligation to compensate each non-employee director, in part, in the form of Restricted Stock Units. Such Restricted Stock Units shall be awarded at the time (“Award Date”) of the annual Stockholders meeting (unless the Committee determines otherwise). The Company shall keep a separate book account in the name of each non-employee director and shall credit to each non-employee director’s account as of each Award Date the number of Restricted Stock Units awarded as of such date. The Restricted Stock Units so credited that a non-employee director has deferred, if any, shall be paid as of the date which is 200 days immediately following the date upon which such director’s service as a member of the Board terminates for any reason, but only to the extent such Restricted Stock Units are vested and nonforfeitable on the date service on the Board terminates.

(b) Non-exclusive Grants.  The Board retains specific authority to grant Options, SARs, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards and Other Cash-Based Awards in addition to or in lieu of some or all of the Restricted Stock Units provided for in this Section 8.

9.	Other Stock-Based and Cash-Based Awards

(a) General.  Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based-Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. The Company may also grant Performance Awards or other Awards denominated in cash rather than shares of Common Stock (“Cash-Based Awards”).

(b) Terms and Conditions.  Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award or Cash-Based Award, including any purchase price applicable thereto. Other Stock-Based Awards that vest solely based on the passage of time (excluding Director Awards) shall be zero percent vested prior to the first anniversary of the date of grant, no more than one-third vested prior to the second anniversary of the date of grant, and no more than two-thirds vested prior to the third anniversary of the date of grant. Other Stock-Based Awards that do not vest solely based on the passage of time (excluding Director Awards and Performance Awards granted pursuant to Section 10) shall not vest prior to the first anniversary of the date of grant. The two foregoing sentences shall not apply to Restricted Stock Awards and Other Stock-Based Awards granted, in the aggregate, for up to 10% of the maximum number of authorized shares set forth in Section 4(a)(1). Notwithstanding any other provision of the Plan (other than Section 10, if applicable), the Board may, either at the time an Other Stock-Based Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify the restrictions applicable to the Other Stock-Based Award, in whole or in part, in the event of the death or disability of the Participant; the termination of the Participant’s employment by or service to the Company under specified circumstances; or a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company.

10.	Performance Awards.

(a) Grants.  Restricted Stock Awards and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 10 (“Performance Awards”). Subject to Section 10(d), no Performance Awards shall vest prior to the first anniversary of the date of grant. Performance Awards can also provide for cash payments of up to $10 million per calendar year per individual.

(b) Committee.  Grants of Performance Awards to any Covered Employee (as defined below) intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or a subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be treated as referring to such Committee (or subcommittee). “Covered Employee” shall mean any person who is, or whom the Committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.

(c) Performance Measures.  For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following, which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Committee: (i) pre-tax income or after-tax income, (ii) income or earnings, including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization or extraordinary or special items, (iii) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements, (iv) earnings or book value per share (basic or diluted), (v) return on assets (gross or net), return on investment, return on capital, or return on equity, (vi) return on revenues, (vii) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital, (viii) economic value created, (ix) operating margin or profit margin, (x) stock price or total stockholder return, (xi) income or earnings from continuing operations, (xii) revenue, sales, sales growth, earnings growth or market share, (xiii) achievement of balance sheet objectives, (xiv) cost targets, reductions and savings, expense management, productivity and efficiencies, improvement of financial ratings; and (xv) strategic business criteria, consisting of one or more objectives based on meeting specified employee satisfaction, human resource management, supervision of litigation, information technology, customer satisfaction, and goals relating to acquisitions, divestitures, joint ventures and similar transactions. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (A) extraordinary items, (B) gains or losses on the dispositions of discontinued operations, (C) the cumulative effects of changes in accounting principles, (D) the writedown of any asset, (E) fluctuation in foreign currency exchange rates, (F) charges for restructuring and rationalization programs, (G) non-cash, mark-to-market adjustments on derivative instruments, (H) amortization of purchased intangibles, (I) the net impact of tax rate changes, (J) non-cash asset impairment charges and (K) gains on extinguishment of the tax receivable agreement. Such performance measures: (x) may vary by Participant and may be different for different Awards; (y) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (z) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine. The Committee shall have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(d) Adjustments.  Notwithstanding any provision of the Plan, (i) with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may, in its sole and absolute discretion, adjust downwards, but not upwards, the cash or number of shares payable pursuant to such Award, and (ii) the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.

(e) Other.  The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

11.	Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules and sublimits set forth in Sections 4(a) and 4(b), and the minimum vesting provisions set forth in Sections 7(b), 9(b) and 12(h), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization Events.

(1) Definition.  A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock.

(A) In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 11(b)(2), the

Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

(B) Notwithstanding the terms of Section 11(b)(2)(A), in the case of outstanding Restricted Stock Units that are subject to Section 409A of the Code: (i) if the applicable Restricted Stock Unit agreement provides that the Restricted Stock Units shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 11(b)(2)(A)(i) and the Restricted Stock Units shall instead be settled in accordance with the terms of the applicable Restricted Stock Unit agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 11(b)(2)(A) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A of the Code; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the Restricted Stock Units pursuant to clause (i) of Section 11(b)(2)(A), then the unvested Restricted Stock Units shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

(C) For purposes of Section 11(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3) Consequences of a Reorganization Event on Restricted Stock.  Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

(c) Change in Control Events.

(1) Definitions.

(A) “Change in Control” shall mean:

(i) any “person”, as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (x) the Company, (y) any trustee or other fiduciary holding securities under an employee benefit plan of the Company and (z) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding voting securities (excluding any person who becomes such a beneficial owner in connection with a transaction immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board, the board of the entity surviving such transaction or, if the Company or the entity surviving the transaction is then a subsidiary, the board of the ultimate parent thereof);

(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board or any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;

(iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board, the board of the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the board of the ultimate parent thereof; or

(iv) the stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having similar effect), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed of or, if such entity is a subsidiary, the board of the ultimate parent thereof.

(B) “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant’s employment shall be considered to have been terminated for Cause if the Company determines, within 30 days of the Participant’s termination, that termination for Cause was warranted.

(C) “Good Reason” shall mean any significant diminution in the duties, authority or responsibilities of the Participant from and after the Change in Control, any material reduction in the base compensation payable to the Participant from and after the Change in Control, or any relocation of the place of business at which the Participant is principally located to a location that is greater than

50 miles from its location immediately prior to the Change in Control. Notwithstanding the occurrence of any such event or circumstance, such occurrence shall not be deemed to constitute Good Reason unless (x) the Participant gives the Company notice of termination no more than 90 days after the initial existence of such event or circumstance, (y) such event or circumstance has not been fully corrected and the Participant has not been reasonably compensated for any losses or damages resulting therefore within 30 days of the Company’s receipt of the notice and (z) the Participant’s termination of employment actually occurs within six months following the Company’s receipt of such notice.

(2) Consequences of a Change in Control on Awards other than Restricted Stock.  Notwithstanding the provisions of Section 11(b), except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant, each Award other than Restricted Stock shall become immediately exercisable, realizable, or deliverable in full or restrictions applicable to such Awards shall lapse in full if, on or prior to the first anniversary of the date of the Change in Control, the Participant’s employment with the Company or an acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

(3) Consequences of a Change in Control on Restricted Stock.  Notwithstanding the provisions of Section 11(b), except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant, each Award of Restricted Stock shall become immediately free from all conditions and restrictions if, on or prior to the first anniversary of the date of the Change in Control, the Participant’s employment with the Company or an acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

12.	General Provisions Applicable to Awards

(a) Transferability of Awards.  Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 12(a) shall be deemed to restrict a transfer to the Company.

(b) Documentation.  Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion.  Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status.  The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the

Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding.  The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f) Amendment of Award.  Except as otherwise provided in Sections 5(g) and 6(e) related to repricings, Sections 7(b), 8(b) and 12(h) with respect to the vesting of Awards, Section 10 with respect to Performance Awards and Section 13(d) with respect to actions requiring stockholder approval, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 11.

(g) Conditions on Delivery of Stock.  The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration.

(1) Restricted Stock Awards and Other Stock-Based Awards.  The Board may, at any time, provide that a Restricted Stock Award or Other Stock-Based Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, subject to the limitations provided in Sections 7(b), 8(b) and 10.

(2) Options and Stock Appreciation Rights.  With respect to any Option or SAR, the Board may, in its discretion, either at the time an Option or a SAR is granted or at any time thereafter, provide that such Option or SAR shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be (collectively, “accelerated”), (A) upon the death or disability of the Participant, (B) upon the termination of the Participant’s employment by or service to the Company under specified circumstances, (C) upon a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company, or (D) in any other circumstance, provided that the number of Options and SARs that may be accelerated, together with any Restricted Stock Awards and Other Stock-Based Awards that do not satisfy the minimum vesting provisions in Sections 7(b) and 8(b), respectively, may not in the aggregate exceed 10% of the maximum number of authorized shares available for issuance under the Plan as set forth in Section 4(a).

13.	Miscellaneous

(a) No Right To Employment or Other Status.  No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c) Effective Date and Term of Plan.  The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan.  The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until the Company’s stockholders approve such amendment in the manner required by Section 162(m); (ii) no amendment that would require stockholder approval under the rules of the NYSE may be made effective unless and until the Company’s stockholders approve such amendment; and (iii) if the NYSE amends its corporate governance rules so that such rules no longer require stockholder approval of “material revisions” to equity compensation plans, then, from and after the effective date of such amendment to the NYSE rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 11), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 13(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.

(e) Authorization of Sub-Plans (including for Grants to non-U.S. Employees).  The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f) Compliance with Section 409A of the Code.  Except as provided in individual Award agreements initially or by amendment, if and to the extent any portion of any payment, compensation or other benefit provided to a Participant in connection with his or her employment termination is determined to constitute

“nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, as determined by the Company in accordance with its procedures, by which determination the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.

(g) Limitations on Liability.  Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(h) Governing Law.  The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

ANNUAL MEETING OF STOCKHOLDERS OF
WRIGHT EXPRESS CORPORATION
May 21, 2010
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIAL S
FOR ANNUAL MEETING TO BE HELD ON MA Y 21, 2010 : The Notice of Meeting, Proxy Statement and Annual Report to Stockholders are available at http://ir.wrightexpress.com
Please sign, date and mail your proxy card in the envelope provided as soon as possible.
Please detach along perforated line and mail in the envelope provided.
20203030000000000000 0052110
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x
The Board of Directors recommends a vote FOR each nominee.
The Board of Directors recommends a vote FOR Proposal 2.
1. Election of Directors: To elect two directors for three-year terms.
FOR AGAINST ABSTAIN
NOMINEES:
2. Proposal to approve the Wright Express Corporation 2010
FOR ALL NOMINEES O Shikhar Ghosh Equity and Incentive Plan. O Kirk P. Pond
WITHHOLD AUTHORITY The Board of Directors recommends a vote FOR Proposal 3.
FOR ALL NOMINEES FOR AGAINST ABSTAIN
3. Proposal to ratify the selection of Deloitte & Touche LLP
FOR ALL EXCEPT the Company’s independent registered public accounting firm
(See instructions below) for the year ending December 31, 2010.
Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. As a stockholder of record, you can vote your shares by signing and dating the enclosed proxy card and returning it by mail in the enclosed envelope. If you decide to attend the annual meeting and vote in person, you may then revoke your proxy. If you hold your stock in “street name,” you should follow the instructions provided by your bank, broker or other nominee.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
Signature of Stockholder Date: Signature of Stockholder Date:
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

WRIGHT EXPRESS CORPORATION
2010 ANNUAL MEETING OF STOCKHOLDERS — May 21, 2010
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Michael E. Dubyak and Melissa D. Smith as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Wright Express Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Wright Express Corporation Long Creek Campus offices, at 225 Gorham Road, South Portland, Maine, 04106, on Friday, May 21, 2010, at 8:00 a.m., Eastern Time, or any adjournment or postponement thereof.
The proxy will be voted as specified, or if you do not indicate a specific choice on the proxy you sign and submit, your shares will be voted: for the two named nominees for directors; for the approval of the Wright Express Corporation 2010 Equity and Incentive Plan; and, for the ratification of Deloitte & Touche LLP as the auditors. If you sign and submit a proxy, Michael E. Dubyak and Melissa D. Smith are authorized to vote your shares according to their best judgment on any other matters that are properly presented at the meeting, or at any adjournment or postponement thereof.
(Continued and to be signed on the reverse side.)
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